                                                                     EXHIBIT 4.5

================================================================================

                             J. RAY MCDERMOTT, S.A.
                                    AS ISSUER

                           THE GUARANTORS PARTY HERETO

                                       AND

                              THE BANK OF NEW YORK
                                   AS TRUSTEE

                   ------------------------------------------

                                    INDENTURE

                          DATED AS OF DECEMBER 9, 2003

                   ------------------------------------------

                                       11%
                              SENIOR SECURED NOTES
                                    DUE 2013

================================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                                                       Indenture Sections
------------                                                                       ------------------
Section  310  (a)...........................................................                       7.10
              (b)...........................................................                       7.08
              (c)...........................................................                        N/A
Section  311  (a)...........................................................                       7.03
              (b)...........................................................                       7.03
              (c)...........................................................                        N/A
Section  312  ..............................................................                      13.02
              (b)...........................................................                      13.02
              (c)...........................................................                      13.02
Section  313  (a)...........................................................                       7.06
              (b)...........................................................                       7.06
              (c)...........................................................                       7.06
              (d)...........................................................                       7.06
Section  314  (a)...........................................................                    4, 4.02
              (b)...........................................................                      10.02
              (c)...........................................................                      13.04
              (d)...........................................................        10.03, 10.05, 13.04
              (e)...........................................................                      13.05
              (f)...........................................................                        N/A
Section  315  (a)...........................................................                 7.01, 7.02
              (b)...........................................................                 7.02, 7.05
              (c)...........................................................                       7.01
              (d)...........................................................                       7.02
              (e)...........................................................                 6.12, 7.02
Section  316  (a)...........................................................     2.05, 6.02, 6.04, 6.05
              (b)...........................................................                 6.06, 6.07
              (c)...........................................................                      13.02
Section  317  (a) (1).......................................................                       6.08
              (a) (2).......................................................                       6.09
              (b)...........................................................                       2.03
Section  318  ..............................................................                      13.01

                                    RECITALS

                                              ARTICLE 1
                              DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions....................................................................       2

                                              ARTICLE 2
                                              THE NOTES

Section 2.01.  Form, Dating and Denominations; Legends........................................      28
Section 2.02.  Execution and Authentication; Exchange Notes...................................      29
Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying
        Agent to Hold Money in Trust..........................................................      30
Section 2.04.  Replacement Notes..............................................................      30
Section 2.05.  Outstanding Notes..............................................................      31
Section 2.06.  Temporary Notes................................................................      31
Section 2.07.  Cancellation...................................................................      32
Section 2.08.  CUSIP and CINS Numbers.........................................................      32
Section 2.09.  Registration, Transfer and Exchange............................................      32
Section 2.10.  Restrictions on Transfer and Exchange..........................................      35

                                              ARTICLE 3
                                    REDEMPTION; OFFER TO PURCHASE

Section 3.01.  Optional Redemption............................................................      38
Section 3.02.  Redemption with Proceeds of Public Equity Offering.............................      38
Section 3.03.  Method and Effect of Redemption................................................      38
Section 3.04.  Offer to Purchase..............................................................      39

                                              ARTICLE 4
                                              COVENANTS

Section 4.01.  Payment Of Notes...............................................................      42
Section 4.02.  Maintenance of Office or Agency................................................      42
Section 4.03.  Existence......................................................................      43
Section 4.04.  Payment of Taxes and other Claims..............................................      43
Section 4.05.  Maintenance of Properties and Insurance; Maintenance of
        Temporary Interest Reserve............................................................      43
Section 4.06.  Limitation on Debt and Disqualified or Preferred Stock.........................      44
Section 4.07.  Limitation on Restricted Payments..............................................      48
Section 4.08.  Limitation on Liens............................................................      51
Section 4.09.  Limitation on Sale and Leaseback Transactions..................................      51
Section 4.10.  Limitation on Dividend and Other Payment Restrictions
        Affecting Restricted Subsidiaries.....................................................      52

Section 4.11.  Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries..      53
Section 4.12.  Additional Note Guaranties and Collateral After the Issue Date.................      54
Section 4.13.  Repurchase of Notes Upon a Change of Control...................................      55
Section 4.14.  Limitation on Asset Sales......................................................      55
Section 4.15.  Limitation on Transactions with Shareholders and Affiliates....................      58
Section 4.16.  Line of Business...............................................................      59
Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries........................      59
Section 4.18.  Financial Reports..............................................................      61
Section 4.19.  Reports to Trustee.............................................................      62
Section 4.20.  Impairment of Security Interest; Security Document Covenants...................

                                              ARTICLE 5
                               CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.  Consolidation, Merger or Sale of Assets by the Company; No Lease
        of All or Substantially All Assets....................................................      63
Section 5.02.  Consolidation, Merger or Sale of Assets by a Guarantor.........................      64

                                              ARTICLE 6
                                         DEFAULT AND REMEDIES

Section 6.01.  Events of Default..............................................................      65
Section 6.02.  Acceleration...................................................................      67
Section 6.03.  Other Remedies.................................................................      67
Section 6.04.  Waiver of Past Defaults........................................................      67
Section 6.05.  Control by Majority............................................................      67
Section 6.06.  Limitation on Suits............................................................      68
Section 6.07.  Rights of Holders to Receive Payment...........................................      68
Section 6.08.  Collection Suit by Trustee.....................................................      68
Section 6.09.  Trustee May File Proofs of Claim...............................................      69
Section 6.10.  Priorities.....................................................................      69
Section 6.11.  Restoration of Rights and Remedies.............................................      70
Section 6.12.  Undertaking for Costs..........................................................      70
Section 6.13.  Rights and Remedies Cumulative.................................................      70
Section 6.14.  Delay or Omission Not Waiver...................................................      70
Section 6.15.  Waiver of Stay, Extension or Usury Laws........................................      70

                                              ARTICLE 7
                                             THE TRUSTEE

Section 7.01.  General........................................................................      71
Section 7.02.  Certain Rights of Trustee......................................................      71
Section 7.03.  Trustee May Hold Notes.........................................................      73

Section 7.04.  Trustee's Disclaimer...........................................................      74
Section 7.05.  Notice of Default..............................................................      74
Section 7.06.  Reports by Trustee to Holders..................................................      74
Section 7.07.  Compensation and Indemnity.....................................................      74
Section 7.08.  Replacement of Trustee.........................................................      75
Section 7.09.  Successor Trustee by Merger....................................................      76
Section 7.10.  Eligibility....................................................................      76
Section 7.11.  Money Held in Trust............................................................      77
Section 7.12.  Appointment of Co-Trustee......................................................      77

                                              ARTICLE 8
                                       DEFEASANCE AND DISCHARGE

Section 8.01.  Discharge of Company's Obligations.............................................      78
Section 8.02.  Legal Defeasance...............................................................      79
Section 8.03.  Covenant Defeasance............................................................      80
Section 8.04.  Application of Trust Money.....................................................      81
Section 8.05.  Repayment to Company...........................................................      81
Section 8.06.  Reinstatement..................................................................      81

                                              ARTICLE 9
                                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Amendments Without Consent of Holders..........................................      81
Section 9.02.  Amendments With Consent of Holders.............................................      82
Section 9.03.  Effect of Consent..............................................................      84
Section 9.04.  Trustee's Rights and Obligations...............................................      84
Section 9.05.  Conformity With Trust Indenture Act............................................      84
Section 9.06.  Payments for Consents..........................................................      84

                                              ARTICLE 10
                                       COLLATERAL ARRANGEMENTS

Section 10.01.  Collateral Documents..........................................................      85
Section 10.02.  Recordings and Opinions.......................................................      85
Section 10.03.  Release of Collateral.........................................................      86
Section 10.04.  Eminent Domain, Expropriation and Other Governmental Takings..................      89
Section 10.05.  Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements.......      90
Section 10.06.  Suits To Protect the Collateral...............................................      91
Section 10.07.  Purchaser Protected...........................................................      91
Section 10.08.  Powers Exercisable by Receiver or Trustee.....................................      91
Section 10.09.  Disposition of Obligations Received...........................................      91
Section 10.10.  Determinations Relating to Collateral.........................................      92
Section 10.11.  Release upon Termination of the Company's Obligations.........................      92

Section 10.12.  Collateral Agent's Duties.....................................................      93
Section 10.13.  Additional Secured Obligations................................................      93
Section 10.14.  Pledge of Trust Moneys........................................................      93

                                              ARTICLE 11
                                     APPLICATION OF TRUST MONEYS

Section 11.01.  "Trust Moneys" Defined........................................................      93
Section 11.02.  Retirement of Notes...........................................................      94
Section 11.03.  Withdrawals of Trust Moneys...................................................      95
Section 11.04.  Powers Exercisable Notwithstanding Event of Default...........................      97
Section 11.05.  Powers Exercisable by Trustee or Receiver.....................................      97
Section 11.06.  Disposition of Notes Retired..................................................      98
Section 11.07.  Investment and Use of Trust Moneys............................................      98

                                              ARTICLE 12
                                              GUARANTIES

Section 12.01.  The Guaranties................................................................      99
Section 12.02.  Guaranty Unconditional........................................................      99
Section 12.03.  Discharge; Reinstatement......................................................     100
Section 12.04.  Waiver by the Guarantors......................................................     100
Section 12.05.  Subrogation and Contribution..................................................     100
Section 12.06.  Stay of Acceleration..........................................................     100
Section 12.07.  Limitation on Amount of Guaranty..............................................     100
Section 12.08.  Execution and Delivery of Guaranty............................................     101
Section 12.09.  Release of Guaranty...........................................................     101

                                              ARTICLE 13
                                            MISCELLANEOUS

Section 13.01.  Trust Indenture Act of 1939...................................................     101
Section 13.02.  Noteholder Communications; Noteholder Actions.................................     102
Section 13.03.  Notices.......................................................................     102
Section 13.04.  Certificate and Opinion as to Conditions Precedent............................     103
Section 13.05.  Statements Required in Certificate or Opinion.................................     103
Section 13.06.  Payment Date Other Than a Business Day........................................     104
Section 13.07.  Governing Law.................................................................     104
Section 13.08.  No Adverse Interpretation of Other Agreements.................................     104
Section 13.09.  Successors....................................................................     104
Section 13.10.  Duplicate Originals...........................................................     104
Section 13.11.  Separability..................................................................     104
Section 13.12.  Table of Contents and Headings................................................     105
Section 13.13.  No Liability of Directors, Officers, Employees, Incorporators,
        Members and Stockholders..............................................................     105
Section 13.14.  Submission to Jurisdiction....................................................     105

Section 13.15.  Appointment of Agent..........................................................     105

EXHIBITS
EXHIBIT A   Form of Note
EXHIBIT B   Form of Supplemental Indenture
EXHIBIT C   Restricted Legend
EXHIBIT D   DTC Legend
EXHIBIT E   Regulation S Certificate
EXHIBIT F   Rule 144A Certificate
EXHIBIT G   Institutional Accredited Investor Certificate
EXHIBIT H   Certificate of Beneficial Ownership

         INDENTURE, dated as of December 9, 2003, between J. Ray McDermott, S.A., a Panamanian corporation, as the Company, the Guarantors party hereto and The Bank of New York, a New York banking corporation, as Trustee.

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Company's 11% Senior Secured Notes Due 2013, together with any Exchange Notes issued therefor as provided herein (the "NOTES"). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

         This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         "ACQUIRED DEBT" means Debt of a Person (1) assumed by such Person from another Person in connection with an Asset Acquisition from such other Person or
(2) existing at the time the Person merges with or into the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

         "ADDITIONAL INTEREST" means additional interest owed to the Holders pursuant to the Registration Rights Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Joint Venture that is not a Subsidiary of the Company shall not be considered an "Affiliate" of the Company or any Restricted Subsidiary.

         "AGENT" means any Registrar, Paying Agent or Authenticating Agent.

         "AGENT MEMBER" means a member of, or a participant in, the Depositary.

         "ASSET ACQUISITION" means the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute the assets of such Person substantially as an entirety or the assets of any division, operating unit or line of business of such Person substantially as an entirety.

         "ASSET SALE" means any sale, lease, transfer or other disposition of any assets outside the ordinary course of business by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to in this definition as a "disposition"), provided that the following (excluding, except in the case of clauses (1) and (7) below, any disposition of Collateral) are not included in the definition of "Asset Sale":

                  (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted

         Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

                  (2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

                  (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (4)      a disposition governed by the provisions of Section
         5.01 or 5.02;

                  (5) a Restricted Payment permitted under the provisions of Section 4.07 or a Permitted Investment;

                  (6) any charter (bareboat or otherwise) or other lease of assets or property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the charterer or lessor, except any such charter or lease that provides for the acquisition of such assets or property by the lessee during or at the termination thereof for an amount that is less than the Fair Market Value thereof as determined at the time the right to acquire such assets or property is exercised, in which case an Asset Sale shall be deemed to occur at the time such right is exercised;

                  (7) the grant of any Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

                  (8)      any Sale and Leaseback Transaction;

                  (9) any disposition of the DB 17 vessel to CMM, for so long as CMM is a Joint Venture, provided that (x) such disposition is for Fair Market Value and (y) any note or other instrument of CMM received as consideration for such disposition shall bear interest at a market rate, to be paid at least quarterly, have a maturity of not more than three years after its date of issuance and be secured by a lien on the DB 17 vessel so disposed of;

                  (10) the assignment of the insurance rights of the Company and the Restricted Subsidiaries contemplated by the Third Amended Joint Plan of Reorganization dated as of June 25, 2003 in the Chapter 11 reorganization proceedings involving The Babcock & Wilcox Company in the United States Bankruptcy Court for the Eastern District of Louisiana and the related Plan Documents (as defined therein); and

                  (11) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10,000,000.

         "ATTRIBUTABLE DEBT" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

         "AUTHENTICATING AGENT" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

         "AVERAGE LIFE" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "BANKRUPTCY DEFAULT" has the meaning assigned to such term in Section 6.01.

         "BOARD OF DIRECTORS" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

         "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to be closed for business.

         "CAPITAL LEASE" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

         "CASH EQUIVALENTS" means:

                  (1) United States dollars, or money in foreign currencies received in the ordinary course of business that are readily convertible into United States dollars;

                  (2) U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

                  (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $250 million whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses
         (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper rated at least P-1 by Moody's or A-1 by S&P or at least an equivalent rating category of another nationally recognized securities rating agency and maturing within 270 days after the date of acquisition;

                  (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above; and

                  (7) in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

         "CERTIFICATE OF BENEFICIAL OWNERSHIP" means a certificate substantially in the form of Exhibit H.

         "CERTIFICATED NOTE" means a Note in registered individual form without interest coupons.

         "CHANGE OF CONTROL" means:

                  (1) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted

         Holders, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or, for so long as the Company is a Subsidiary of MII, MII; or

                  (2) with respect to each of (a) the Company and (b) for so long as the Company is a Subsidiary of MII, MII, individuals who on the Issue Date constituted the board of directors of such Person, together with any new directors whose election by the board of directors of such Person or whose nomination for election by the stockholders of such Person was approved by a majority of the directors then still in office who were either directors of such Person or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of such Person then in office; or

                  (3) MII ceases to own, directly or indirectly, at least 51% of the Capital Stock of the Company; or

                  (4) the adoption by the Board of Directors of the Company of a plan contemplating the liquidation or dissolution of the Company.

         "CMM" means Construcciones Maritimas Mexicanas, S.A. de C.V., a Mexican corporation.

         "CODE" means the Internal Revenue Code of 1986.

         "COLLATERAL" means all property of the Company and the Guarantors, whether now owned or existing or hereafter acquired, upon which a Lien is purported to be created hereunder or under the Collateral Documents.

         "COLLATERAL AGENT" means the Trustee in its capacity as collateral agent or mortgagee (as applicable) under the Collateral Documents.

         "COLLATERAL DOCUMENTS" means (i) the Pledge Agreement dated as of the Issue Date among the Company, the Material Guarantors party thereto and the Collateral Agent, (ii) each of the mortgages of the Mortgaged Vessels dated as of the Issue Date among the applicable Mortgaged Vessel Owning Subsidiaries and the Trustee, (iii) any replacements for or supplements to any of the foregoing, and any other instruments or documents entered into in connection with the establishment of rights with respect to the Collateral for the benefit of the Trustee and the Holders, in each case as each of the foregoing may from time to time be amended.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

         "COMPANY" means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

         "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net
Income:

                  (1) the portion of the net income (or loss) for such period of any Person that is not a Restricted Subsidiary allocable to Equity Interests in such Person other than the Equity Interests owned by the Company or any Restricted Subsidiary; provided, however, that the portion of the net income (but not loss) of such Person for such period allocable to the Company or any Restricted Subsidiary shall be included in Consolidated Net Income only to the extent of the dividends or other distributions actually paid in cash to the Company or such Restricted Subsidiary by such Person during such period; provided, further, that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to the Company or such Restricted Subsidiary by such Person in such period with respect to any portion of the net income of such Person allocable to the Company on such Restricted Subsidiary excluded from Consolidated Net Income in a previous fiscal period pursuant preceding provisions of this clause (1);

                  (2) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (3) any net after-tax gains (but not losses) attributable to Asset Sales, but not any fees and expenses relating to the transaction giving rise thereto;

                  (4) any net after-tax extraordinary gains (but not losses); but not any fees and expenses relating to the transaction giving rise thereto; and

                  (5) the cumulative effect of any change in accounting principles since September 30, 2003.

         "CONSOLIDATED NET WORTH" means, at any date of determination, the consolidated stockholder's equity of the Company and the Restricted Subsidiaries, calculated excluding:

                  (1)      any amounts attributable to Disqualified Stock;

                  (2)      treasury stock;

                  (3) all write-ups (other than (i) write-ups resulting from foreign currency translations, (ii) write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business and (iii) write-ups that are reflected in consolidated net income of the Company and the Restricted Subsidiaries for any period ending on or before such date of determination) subsequent to the date of this Indenture in the book value of any asset; and

                  (4) the cumulative effect of any change in accounting principles since September 30, 2003.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286.

         "CREDIT FACILITIES" means one or more credit facilities with banks or other lenders, whether entered into on or after the Issue Date, providing for revolving credit loans or term loans or the issuance of letters of credit or bankers' acceptances or the like, together with any related documents (including any security documents and guarantee agreements).

         "DEBT" means, with respect to any Person, without duplication,

                  (1)      all indebtedness of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers' acceptances or other similar instruments issued in respect of trade payables or similar obligations to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 20 Business Days;

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables, advances on contracts, deferred compensation and similar liabilities arising in the ordinary course of business;

                  (5) all rent obligations of such Person as lessee under Capital Leases;

                  (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

                  (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

                  (8)      all obligations of such Person under Hedging
         Agreements.

The amount of Debt of any Person will be deemed to be:

                  (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

                  (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset and (y) the amount of such Debt;

                  (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

                  (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

                  (E)      otherwise, the outstanding principal amount thereof.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means the depositary of each Global Note, which will initially be DTC.

         "DISQUALIFIED EQUITY INTERESTS" means Equity Interests that by their terms or upon the happening of any event are:

                  (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests; or

                  (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt prior to the Stated Maturity of the Notes (including, upon the occurrence of any contingency);

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes if those provisions

                  (A) are no more favorable to the holders than those set forth in Section 4.13 and Section 4.14; and

                  (B) specifically provide that repurchase or redemption pursuant thereto will not be required prior to the Company's repurchase of the Notes as required by this Indenture.

         "DISQUALIFIED STOCK" means Capital Stock constituting Disqualified Equity Interests.

         "DTC" means The Depository Trust Company, a New York corporation, and its successors.

         "DTC LEGEND" means the legend set forth in Exhibit D.

         "EBITDA" means, for any period, the sum of

                  (1)      Consolidated Net Income for such period, plus

                  (2) Fixed Charges for such period, to the extent deducted in calculating Consolidated Net Income for such period, plus

                  (3) to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with
         GAAP:

                           (A) income taxes and income tax adjustments (whether positive or negative) for such period, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

                           (B) depreciation, amortization and all other noncash items reducing Consolidated Net Income for such period (including impairment loss on long-lived assets, but not including noncash charges in a period which reflect cash expenses paid or to be paid in another period), less all noncash items increasing Consolidated Net Income;

         provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income.

         "EQUITY INTERESTS" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into or exchangeable for equity.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
6.01.

         "EXCESS PROCEEDS" has the meaning assigned to such term in Section
4.14.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXCHANGE NOTES" means the Notes of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes in compliance with the terms of the Registration Rights Agreement and containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

         "EXCHANGE OFFER" means an offer by the Company to the Holders of the Initial Notes to exchange outstanding Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "FAIR MARKET VALUE" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors acting in good faith, which determination shall be conclusive for all purposes of this Indenture; provided that such determination shall not preclude the need to obtain an opinion when otherwise required in accordance with clause (b) of the covenant set forth in Section 4.15.

         "FIXED CHARGE COVERAGE RATIO" means, on any date (the "TRANSACTION DATE"), the ratio of:

                  (x) the aggregate amount of EBITDA for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "REFERENCE PERIOD"); to

                  (y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation:

                  (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

                  (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

                  (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

                  (4)      pro forma effect will be given to

                           (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

                           (B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

                           (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

         "FIXED CHARGES" means, for any period, the sum of:

                  (1)      Interest Expense for such period; and

                  (2)      the product of

                           (x) cash and noncash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company's Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

                           (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

         "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is not formed under the laws of, or 50% or more of the assets of which are not located in, the United States of America or any state or other political subdivision thereof.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GLOBAL NOTE" means a Note in registered global form without interest coupons.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means (i) a Material Guarantor or (ii) a Restricted Subsidiary that is a party to this Indenture or that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under a Note Guaranty pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.

         "GUARANTOR GROUP" has the meaning assigned to such term in Section
6.01.

         "HEDGING AGREEMENT" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates

         "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

         "INCUR" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant set forth in Section 4.06 but will not be considered the sale or issuance of Equity Interests for purposes of the covenants set forth in Section 4.11 or Section 4.14. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time pursuant to the provisions hereof.

         "INITIAL NOTES" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL PURCHASER" means the initial purchaser party to a purchase agreement with the Company relating to the sale of the Initial Notes by the Company.

         "INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE" means a certificate substantially in the form of Exhibit G hereto.

         "INTERCOMPANY NOTE" means the promissory note dated as of the Issue Date, as amended, issued by the Company in the aggregate principal amount of $90,000,000 and held by MII; provided that the Intercompany Note shall at all times when any of the Notes are outstanding (i) not have a Stated Maturity or otherwise require any payments thereon prior to March 15, 2014, (ii) be subordinated to the Notes in right of payment on terms no less favorable to the holders of the Notes than those in effect on the Issue Date and (iii) not bear interest.

         "INTEREST", in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

         "INTEREST EXPENSE" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, excluding fees related to the issuance of the Notes, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the Notes and the Credit Facilities,
(iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of letters of credit relating to bid, performance and advance payment obligations incurred in the ordinary course of business), (vi) net costs associated with Hedging Agreements (including the amortization of fees) and (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with GAAP.

         "INTEREST PAYMENT DATE" means each June 15 and December 15 of each year, commencing June 15, 2004.

         "INVESTMENT" means:

                  (1) any direct or indirect advance, loan or other extension of credit to another Person;

                  (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

                  (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

                  (4)      any Guarantee of any obligation of another Person.

         If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, the Company or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment in such Person at such time in an amount equal to the Fair Market Value of the remaining Equity Interests in such Person held by the Company or such Restricted Subsidiary.

         "ISSUE DATE" means the date on which the Original Notes are originally issued under this Indenture.

         "JOINT VENTURE" means any Person (i) in which the Company or any Restricted Subsidiary, directly or indirectly, owns at least 33% or more of the Equity Interests of such Person, (ii) as to which the Company or such Restricted Subsidiary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person, the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (b) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation), (iii) a portion of whose Equity Interests (other than directors' qualifying shares or investments in nominal share interests with no significant economic value by foreign nationals as mandated by applicable law or governmental regulation) are owned by one or more Persons other than the Company or any Affiliates of the Company and (iv) is engaged in a Permitted Business. As of the Issue Date, the following persons constituted Joint
Ventures: Construcciones Maritimas Mexicanas, S.A. de C.V.; Initec, Astano y McDermott International Inc., S.A.; Malmac Sdn. Bhd.; McDermott Abu Dhabi Offshore Construction Company; McDermott Arabia Company Limited; Offshore Hyundai International, Ltd.; Offshore Hyundai International Limited; Offshore Pipelines Nigeria Limited; P.T. Bataves Fabricators; P.T. McDermott Indonesia; Saudi OPMI Company Limited; Spars International, Inc.; Deep Oil Technology, Inc.; Tallares Navales del Golfo, S.A. de C.V.; TL Marine Sdn. Bhd.; WD 140 Platform LLC; and Barmada McDermott Sdn. Bhd.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease); provided, however that for the avoidance of doubt, the interest of a Person as owner or lessor under charters or leases of property shall not constitute "Liens" on or in respect of such property.

         "MATERIAL GUARANTOR" means an obligor under a Note Guaranty that is (i) a Mortgaged Vessel Owning Subsidiary, (ii) a Wholly Owned Restricted Subsidiary that is, or after the Issue Date becomes, a Significant Subsidiary of the Company or (iii) a Restricted Subsidiary which directly or indirectly owns a majority of the outstanding Capital Stock of a Mortgaged Vessel Owning Subsidiary.

         "MATERIAL SUBSIDIARY" means, at any time, a Restricted Subsidiary which is not at such time an obligor under a Note Guaranty but which otherwise at such time meets the definition of "Material Guarantor."

         "MII" means McDermott International, Inc., a corporation organized under the laws of the Republic of Panama.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "MORTGAGED VESSEL OWNING SUBSIDIARY" means at any time any Restricted Subsidiary that owns a marine vessel that is or is required to become a Mortgaged Vessel under the terms of this Indenture and the Collateral Documents. As of the Issue Date, the Mortgaged Vessel Owning Subsidiaries are J. Ray McDermott Holdings, Inc., a Delaware corporation; J. Ray McDermott Inc., a Delaware corporation; Hydro Marine Services, Inc., a Panamanian corporation; and
J. Ray McDermott International Vessels, Ltd., a Cayman Islands company.

         "MORTGAGED VESSELS" means at any time the Vessels of the Company and the Guarantors that are required to be subject to a lien under the Collateral Documents at such time. The Mortgaged Vessels shall consist of the following as of the Issue Date:

Vessel Name                                                Flag
-----------                                                ----
DB 16                                                     U.S.A.
DB 27                                                     Panama
DB 30                                                     Panama
DB 50                                                     Panama
DB 101                                                    Panama
DLB KP1                                                   Panama
Intermac 600                                              Panama
Intermac 650                                              U.S.A.
Oceanic 93                                                U.S.A.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

                  (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and sales commissions;

                  (2)      relocation expenses resulting from such Asset Sale;

                  (3) provisions for taxes payable as a result of such Asset Sale;

                  (4) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

                  (5) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

         "NON-U.S. PERSON" means a Person that is not a U.S. person, as defined in Regulation S.

         "NOTES" has the meaning assigned to such term in the Recitals.

         "NOTE GUARANTY" means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

         "OBLIGATIONS" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

         "OFFER TO PURCHASE" has the meaning assigned to such term in Section 3.04.

         "OFFICER" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

         "OFFSHORE GLOBAL NOTE" means a Global Note representing Notes issued and sold pursuant to Regulation S.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

         "ORIGINAL NOTES" means the Initial Notes and any Exchange Notes issued in exchange therefor.

         "PAYING AGENT" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

         "PERMITTED DEBT" has the meaning assigned to such term in Section 4.06.

         "PERMITTED BUSINESS" means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

         "PERMITTED ENCUMBRANCES" means:

                  (1)      Liens securing the Notes or any Note Guaranties;

                  (2) Liens imposed by law, such as maritime, landlords', carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

                  (3) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

                  (4) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under paragraph (6) of Section 6.01;

                  (5) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (6) Liens on assets of the Company or any Restricted Subsidiary arising as a result of a Sale and Leaseback Transaction otherwise permitted under this Indenture.

         "PERMITTED HOLDERS" means MII and its controlled Affiliates.

         "PERMITTED INVESTMENTS" means:

                  (1)      Investments existing on the Issue Date;

                  (2) any Investment in the Company (including any Investment in the Notes) or in a Restricted Subsidiary of the Company that is a Guarantor that is engaged in a Permitted Business;

                  (3)      any Investment in Cash Equivalents;

                  (4) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

                           (A) such Person becomes a Restricted Subsidiary of the Company that is a Guarantor engaged in a Permitted Business, or

                           (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is a Guarantor engaged in a Permitted Business;

                  (5) Investments received as noncash consideration in an Asset Sale made pursuant to and in compliance with the provisions of
         Section 4.14;

                  (6) Investments received from CMM as noncash consideration in the disposition transaction referred to in clause (9) of the definition of "Asset Sale";

                  (7) any Investment acquired (or to the extent acquired) in exchange for Qualified Stock of the Company;

                  (8) Hedging Agreements otherwise permitted under this Indenture;

                  (9) (i) receivables owing to the Company or any Restricted Subsidiary, and contracts in progress of the Company or any Restricted Subsidiary, in either case if created or acquired in the ordinary course of business, (ii) prepaid expenses and deposits created or made in the ordinary course of business, (iii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the provisions of Section 4.08, (iv) endorsements for collection or deposit in the ordinary course of business, and (v) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

                  (10) extensions of credit to customers and suppliers in the ordinary course of business (other than those referred to in clause
         (8) above), not in excess of $2,000,000 outstanding at any time;

                  (11) charters of marine vessels in the ordinary course of business;

                  (12) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $5,000,000 outstanding at any time;

                  (13) Investments in evidences of indebtedness, securities or other property received from another Person by the Company or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of Debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of this Indenture;

                  (14) Investments in Joint Ventures made after the Issue Date pursuant to binding agreements (including, without limitation, put or call arrangements and right of first refusal arrangements with respect to Equity Interests in Joint Ventures) existing on the Issue Date, not in excess of $10,000,000 for all such Investments;

                  (15) in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $30,000,000 (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause); and

                  (16) any Guarantee of the Debt of any Person, so long as such Guarantee is permitted by Section 4.06.

         "PERMITTED LIENS" means

                  (1)      Liens existing on the Issue Date;

                  (2)      Liens in favor of the Company or any Restricted
         Subsidiary;

                  (3) Liens on assets or properties, other than Collateral, securing Obligations under or with respect to the Credit Facilities and Hedge Agreements entered into with respect to Debt under the Credit Facilities;

                  (4) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

                  (5)      Permitted Encumbrances;

                  (6) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

                  (7) Liens securing obligations relating to performance, surety and customs bonds and other similar instruments obtained in the ordinary course of business;

                  (8) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

                  (9) Liens securing assets under construction arising from progress or partial payments by a customer of the Company or any Restricted Subsidiary relating to such assets;

                  (10) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

                  (11) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

                  (12) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

                  (13) options, put and call arrangements, rights of first refusal and similar rights (i) relating to Investments in Subsidiaries, Joint Ventures, partnerships and the like or (ii) provided for in contracts or agreements entered into the ordinary course of business;

                  (14) Liens incurred in the ordinary course of business securing obligations not in excess of $10,000,000 not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

                  (16) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

                  (17) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

                  (18) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary;

                  (19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under this Indenture, secured by a Lien on (i) the same property securing such Hedging Agreements or (ii) the property described in clause (b)(1) under Section 4.06;

                  (20) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under Section 4.07;

                  (21) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

                  (22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15) or (16) of this definition, or in clause (4) of the definition of Permitted Encumbrances, in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt," the amount secured by such Lien is not increased;

                  (23) Liens with respect to Joint Ventures or other similar arrangements to secure the obligations of one Joint Venture party to another, provided that such Liens do not secure Debt;

                  (24) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of the Company or any Restricted Subsidiary, which defeasance is otherwise permitted under this Indenture; and

                  (25) other Liens not permitted by the foregoing securing obligations in an aggregate amount not exceeding $30,000,000 at any time outstanding.

         "PERMITTED REFINANCING DEBT" has the meaning assigned to such term in
Section 4.06.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

         "PRINCIPAL" of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such
Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering, after the Issue Date, of Qualified Stock of the Company pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

         "QUALIFIED EQUITY INTERESTS" means all Equity Interests of a Person other than Disqualified Equity Interests.

         "QUALIFIED STOCK" means all Capital Stock of a Person other than Disqualified Stock.

         "REFINANCE" has the meaning assigned to such term in Section 4.06.

         "REGISTER" has the meaning assigned to such term in Section 2.09.

         "REGISTRAR" means a Person engaged to maintain the Register.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchaser with respect to the Initial Notes.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S CERTIFICATE" means a certificate substantially in the form of Exhibit E hereto.

         "RESTRICTED LEGEND" means the legend set forth in Exhibit C.

         "RESTRICTED PAYMENT" has the meaning assigned to such term in Section 4.07.

         "RESTRICTED PERIOD" means the relevant 40-day distribution compliance period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than a Joint Venture or an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "RULE 144A CERTIFICATE" means a certificate substantially in the form of Exhibit F hereto.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

         "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property sold by such Person to the lessor in contemplation of such lease (other than a lease entered into solely for the purpose of permitting such Person to complete its commitments under any contractual arrangement with a customer of such Person in existence at the time of the sale to the lessor).

         "SECURED OBLIGATIONS" means the due and punctual payment by the Company of (i) the Obligations and (ii) all other monetary obligations of the Company to any Secured Party, in each case under this Indenture, the Notes and each of the Collateral Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

         "SECURED PARTY" means the Trustee, each Holder, the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor hereunder or under any Collateral Document and the successors and assigns of each of the foregoing

         "SECURITIES ACT" means the Securities Act of 1933.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 (w) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

         "STATED MATURITY" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

         "SUBORDINATED DEBT" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

         "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "TRUST MONEYS" has the meaning set forth in Section 11.01.

         "TRUSTEE" means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939.

         "U.S. GLOBAL NOTE" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

         "U.S. GOVERNMENT OBLIGATIONS" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the provisions of Section 4.17.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which 100% of the outstanding Equity Interests is owned by the Company and/or another Wholly Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law or governmental regulation shall be disregarded in determining the ownership of a Restricted Subsidiary.

         SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

                  (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (2) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

                  (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

                  (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

                  (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2
                                    THE NOTES

         Section 2.01 . Form, Dating and Denominations; Legends. (a) The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

         (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note will bear the Restricted Legend.

                  (2) Each Global Note, whether or not an Initial Note, will bear the DTC Legend.

                  (3) Initial Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

                  (4) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

         (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a
Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

                  (2)    after an Initial Note is

                           (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

         (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

         Section 2.02 . Execution and Authentication; Exchange Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

         (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

         (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

                  (i) Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000, and

                  (ii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes after the following conditions have been met:

                  (1) Receipt by the Trustee of an Officers' Certificate specifying

                           (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

                           (B) whether the Notes are to be Initial Notes or Exchange Notes,

                           (C) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

                           (D) other information the Company may determine to include or the Trustee may reasonably request.

                  (2) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes exchanged for Exchange Notes will be cancelled by the Trustee.

         Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

         (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

         Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

         Section 2.05 . Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

                  (1) Notes cancelled by the Trustee or delivered to it for cancellation;

                  (2)      any Note which has been replaced pursuant to Section
         2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

                  (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

         (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

         Section 2.06 . Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

         Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

         Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "REGISTER") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

                  (b)(1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

                  (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and
         (2) transfers of portions
         thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

                  (3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

                  (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in an Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

         (c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

         (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

                  (x) no transfer or exchange will be effective until it is registered in such register and

                  (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

         From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

         No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

                  (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

                  (3)      Certificated Note to Global Note. If a Certificated
         Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

         Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

         (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

        A                                B                         C
U.S. Global Note                 U.S. Global Note                 (1)
U.S. Global Note                 Offshore Global Note             (2)
U.S. Global Note                 Certificated Note                (3)
Offshore Global Note             U.S. Global Note                 (4)
Offshore Global Note             Offshore Global Note             (1)
Offshore Global Note             Certificated Note                (5)
Certificated Note                U.S. Global Note                 (4)
Certificated Note                Offshore Global Note             (2)
Certificated Note                Certificated Note                (3)

                  (1)      No certification is required.

                  (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

                  (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or
         (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that
         (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

                  (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

                  (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in an Offshore Global Note during the Restricted Period. If the requested transfer involves a beneficial interest in an Offshore Global Note during the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in an Offshore Global Note following expiration of the Restricted Period, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

         (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

             (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

             (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

         Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

         (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

                                    ARTICLE 3
                          REDEMPTION; OFFER TO PURCHASE

         Section 3.01. Optional Redemption. At any time and from time to time on or after December 15, 2008, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

  12-MONTH PERIOD
    COMMENCING
    DECEMBER 15
      IN YEAR                                   PERCENTAGE
-------------------                             ----------
2008                                             105.500%
2009                                             103.667%
2010                                             101.833%
2011 and thereafter                              100.000%

         Section 3.02. Redemption with Proceeds of Public Equity Offering. At any time and from time to time prior to December 15, 2006, the Company may redeem Notes with the net cash proceeds received by the Company from any Public Equity Offering at a redemption price equal to 111% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, provided that

         (1) in each case the redemption takes place not later than 60 days after the closing of the related Public Equity Offering, and

         (2) at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter (excluding Notes held by the Company and its Subsidiaries).

         Section 3.03. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 10 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 20 Business Days but not more than 60 days before the redemption date.

         (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

                  (1)      the redemption date;

                  (2) the redemption price, including the portion thereof representing any accrued interest;

                  (3) the place or places where Notes are to be surrendered for redemption;

                  (4) Notes called for redemption must be so surrendered in order to collect the redemption price;

                  (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

                  (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

                  (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

         Section 3.04. Offer to Purchase. (a) An "OFFER TO PURCHASE" means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the "OFFER") sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         (b) The offer must include or state the following as to the terms of the Offer to Purchase:

                  (1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

                  (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the "PURCHASE AMOUNT");

                  (3) the purchase price, including the portion thereof representing accrued interest;

                  (4) an expiration date (the "EXPIRATION DATE") not less than 20 Business Days or more than 60 days after the date of the offer, and a settlement date for purchase (the "PURCHASE DATE") not more than five Business Days after the expiration date;

                  (5) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

                           (A) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company,

                           (B) a description of material developments in the Company's business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and

                           (C) if applicable, appropriate pro forma financial
                  information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

                  (6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

                  (7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

                  (9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

                  (10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

                  (11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

                  (12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are duly tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments made in the Company's discretion so that only Notes in multiples of $1,000 principal amount will be purchased;

                  (13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

                  (14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to

Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

         (d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

                                    ARTICLE 4
                                    COVENANTS

         Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

         (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

         (c) The Company agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.

         (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

         Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (including any Guarantor, subject to any applicable provisions of Article 5), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Sections 4.14, 5.01 or 5.02.

         Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien (other than a Permitted
Lien) upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (to the extent required in accordance with GAAP) have been established.

         Section 4.05. Maintenance of Properties and Insurance; Maintenance of Temporary Interest Reserve. (a) The Company will cause all tangible personal properties used in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such property or disposing of any such property, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; provided further that, with respect to the Mortgaged Vessels, the Company will, or will cause the Mortgaged Vessel Owning Subsidiaries to, maintain and keep such Mortgaged Vessels in such condition, repair and working order as is required by the Collateral Documents (in lieu of complying with this Section 4.05(a)).

         (b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, commercial general liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business; provided that, with respect to the Mortgaged Vessels, the Company shall be required to provide or cause to be provided only such insurance as is required by the Collateral Documents (in lieu of complying with this Section 4.05(b)).

         (c)      At all times from the Issue Date until the last to occur of
(i) the acceptance by the customer under the existing construction contract for the offshore production platform known as Devils Tower to which the Company or one or more of its Subsidiaries is a party (as such contract may hereafter be amended or supplemented) and (ii) the acceptance by the customer under the existing construction contract for the offshore production platform known as Front Runner to which the Company or one or more of its Subsidiaries is a party (as such contract may hereafter be amended or supplemented), the Company shall maintain, in a separate account, cash reserves sufficient to pay, in full, the next two succeeding payments of interest on the Notes as provided in the Notes and this Indenture.

         Section 4.06. Limitation on Debt and Disqualified or Preferred Stock. ERROR! BOOKMARK NOT DEFINED. The Company

                  (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

                  (2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company and/or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.25:1.0.

         (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur any of the following ("PERMITTED DEBT"):

                  (1) Debt of the Company or any Restricted Subsidiary pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the greater of (X) $100,000,000 and (Y) the sum for the Company and its Restricted Subsidiaries of 80% of accounts receivable and 50% of inventory, including Guarantees of such Debt by the Company or any Restricted Subsidiary; provided, further, that, for purposes of this limitation, borrowings under the Credit Facilities that are used to provide cash collateral for letters of credit issued under the Credit Facilities will not be considered to be Debt for purposes of this clause (1) to the extent that the Obligations under such letters of credit are considered to be Debt under this clause (1);

                  (2) Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the Notes;

                  (3) Debt of the Company pursuant to the Notes and Debt of any Guarantor pursuant to a Note Guaranty of the Notes;

                  (4) (i) Debt of the Company under the Intercompany Note and (ii) any other Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (5)(D) below, not otherwise constituting Permitted Debt)

                  (5) Debt ("PERMITTED REFINANCING DEBT") constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus any associated premiums, fees and expenses; provided that

                           (A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

                           (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

                           (C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

                           (D)      Debt Incurred pursuant to clauses (1), (2),
                  (6), (7), (10), (11), (12), (13) and (14) may not be
                  refinanced pursuant to this clause;

                  (6) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;

                  (7) Debt of the Company or any Restricted Subsidiary with respect to letters of credit, bankers' acceptances, bonds and other similar instruments issued in the ordinary course of business and not supporting other Debt, including letters of credit supporting performance, surety, customs, appeal or similar bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

                  (8) Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio test set forth in paragraph (a) of this covenant;

                  (9) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $20,000,000 less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

                  (10) up to $2,000,000 aggregate principal amount of Debt of the Company issued in connection with the purchase, redemption, acquisition or other retirement for value of Equity Interests of MII held by officers, directors or employees or former directors, officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which the Equity Interests were issued, provided that payments in respect of such Debt are treated when made as Restricted Payments;

                  (11) Debt of the Company and any Restricted Subsidiary consisting of the Guarantee of Debt of Joint Ventures not to exceed $25,000,000 in aggregate principal amount at any time outstanding; provided that as and to the extent the Company or such Restricted Subsidiary, as the case may be, shall be entitled pursuant to the terms of any agreement then in effect, to reimbursement, indemnity or contribution from any Person (other than the Company or any of its Subsidiaries or the Joint Ventures) that the Company reasonably deems to be solvent for amounts as to which the Company or such Restricted Subsidiary, as the case may be, may become liable for or have to pay pursuant to such guarantee of Debt of a Joint Venture, such amount, but not the remaining amount, shall not be treated for the purpose of the foregoing limitation as having been guaranteed;

                  (12) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor Incurred under any other clause of this covenant; and

                  (13) additional Debt of the Company or any Restricted Subsidiary incurred on or after the Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $25,000,000 (which may include any Debt incurred for any purpose, including but not limited to the purposes referred to in clauses (1) through (12) above).

For purposes of determining compliance with this Section 4.06:

                  (a) in the event that an item of proposed Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant;

                  (b) the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not be deemed to be an incurrence of Debt for purposes of this covenant; provided, in each such case, that the amount thereof is included in the computation of Fixed Charges as accrued; and

                  (c) for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Debt denominated in a foreign currency, the dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred.

         Section 4.07. Limitation on Restricted Payments. ERROR! BOOKMARK NOT DEFINED. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively "RESTRICTED PAYMENTS"):

                  (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company's Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

                  (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to the Intercompany Note or any other Subordinated Debt except payments of interest and principal at Stated Maturity; or

                  (iv)     make any Investment other than a Permitted
         Investment;

unless, at the time of, and after giving effect to, the proposed Restricted
Payment:

                  (1)      no Default has occurred and is continuing,

                  (2) the Company could Incur at least $1.00 of Debt under the first paragraph of Section 4.06, and

                  (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

                           (A)      50% of the aggregate amount of the
                  Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on October 1, 2003 and ending on the last day of the Company's most recently completed fiscal quarter for which internal financial statements are available, plus

                           (B) subject to paragraph (c), the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Issue Date

                                    (i)      from the issuance and sale of its
                           Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or

                                    (ii)     as a contribution to its common
                           equity (excluding in any event any such contribution that may be effected through a conversion of the Intercompany Note to equity), plus

                           (C)      an amount equal to the sum, for all
                  Unrestricted Subsidiaries, of the following:

                                    (x)      the cash return, after the Issue
                           Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph
                           (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

                                    (y)      the portion (proportionate to the
                           Company's equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

                                    (D)      the cash return, after the Issue
                           Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

         The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant noncash assets.

         (b)      The foregoing will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

                  (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

                  (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

                  (4) the purchase, redemption or other acquisition or retirement of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

                  (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

                  (6) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

                  (7) Investments not otherwise permitted by the other clauses of this paragraph (b) made after the Issue Date not to exceed in the aggregate $10,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

                  (8) any Investment consisting of Guarantees of loans or advances made by one or more third-parties to any Joint Venture, provided that the aggregate amount of Investments under this clause (8) shall at no time exceed $15,000,000;

                  (9) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or MII held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $2,000,000; and

                  (10) the assignment of insurance rights contemplated by clause (10) of the definition of "Asset Sale."

provided that, in the case of clauses (6), (7), (8) and (9), no Default has occurred and is continuing or would occur as a result thereof.

         (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5) or (6) will not be included in making the calculations under clause (3) of paragraph (a).

         Section 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, provided that the foregoing shall not apply, with respect to any such property or assets (other than the Collateral), to the extent that the Company or such Restricted Subsidiary effectively provides that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

         Section 4.09. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or the Restricted Subsidiary would be entitled to

                  (A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to
         Section 4.06, and

                  (B) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.08.

         Section 4.10 . Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual restriction of any kind on the ability of any Restricted Subsidiary to

                  (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

                  (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

                  (3) make loans or advances to the Company or any other Restricted Subsidiary, or

                  (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions

                  (1) existing on the Issue Date in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing, taken as a whole, are not materially less favorable to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

                  (2)      existing in the Credit Facilities;

                  (3) existing under or by reason of applicable law or governmental regulation;

                  (4)      existing

                           (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

                           (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

                  which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

                  (5) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the chartering, subletting, assignment or transfer of any property or asset that is subject to a lease or license, (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary or (iii) not relating to Debt and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or the Restricted Subsidiaries in any manner material to the Company and the Restricted Subsidiaries, taken as a whole;

                  (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by
         Section 4.11 and Section 4.14; or

                  (7) required pursuant to this Indenture or any Security Document.

         Section 4.11. Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless

                  (1) the sale or issuance is to the Company or a Restricted Subsidiary,

                  (2) the sale or issuance is of Capital Stock representing directors' qualifying shares or Capital Stock required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, or

                  (3) (i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of the Company and the Restricted Subsidiaries in such Person (valued at an amount equal to the Company's remaining proportional share of the Fair Market Value of such Person's assets less liabilities), if deemed made at that time, would be permitted under Section 4.06 and (ii) the Company complies with Section
         4.14 with respect to the sale or issuance.

Notwithstanding the foregoing, the Company and its applicable Restricted Subsidiaries may effect an issuance or transfer of up to 25% of the Equity Interests (after giving effect to such transaction) of P.T. J. Ray McDermott Indonesia, a company organized under the laws of Indonesia that is, as of the Issue Date, a Restricted Subsidiary, to P.T. Sarana Interfab Mandiri, in connection with the existing P.T. McDermott Indonesia Shareholders Agreement. Following that issuance or transfer, P.T. J. Ray McDermott Indonesia will be a Joint Venture.

         Section 4.12 . Additional Note Guaranties and Collateral After the Issue Date. (a) If and for so long as any Restricted Subsidiary, directly or indirectly, Guarantees any Debt of the Company after the Issue Date, the Company shall concurrently cause such Restricted Subsidiary to provide a Note Guaranty, and, if the guaranteed Debt of the Company is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Debt is subordinated to the Notes.

         (b) If at any time after the Issue Date any Restricted Subsidiary that is not a Guarantor on the Issue Date is or becomes a Material Subsidiary, the Company shall cause such Restricted Subsidiary to enter into a Note Guaranty and comply with the requirements of Section 4.12(d) applicable to it, in each case within 10 Business Days of the date on which such Restricted Subsidiary first becomes a Material Subsidiary.

         (c) A Restricted Subsidiary required to provide a Note Guaranty pursuant to paragraph (a) or (b) above shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that, in the opinion of such counsel, the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions); provided that such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         (d) If after the Issue Date the Company or any Restricted Subsidiary (i) acquires any Capital Stock of a Material Subsidiary or (ii) acquires any marine vessel that is a Mortgaged Vessel or is required to become a Mortgaged Vessel under the terms of this Indenture or the Collateral Documents, then the Company or such Restricted Subsidiary (as applicable) shall, within 10 Business Days of such acquisition, (i) execute and deliver such mortgages, pledge agreements, other security instruments and financing statements as shall be necessary to cause such Capital Stock or marine vessel to become Collateral subject to the Lien of the Collateral Documents for the benefit of the Noteholders, subject only to Permitted Encumbrances, and (ii) cause to be delivered one or more Opinions of Counsel with respect to such Collateral substantially to the effect that, in the opinion of such counsel, subject to customary qualifications, the Company has taken the actions referred to in Section 10.02(a).

         Section 4.13. Repurchase of Notes Upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

         Section 4.14. Limitation on Asset Sales. (a) Asset Sales of Collateral. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale of Collateral unless the following conditions are met:

                  (1)      The Asset Sale is for Fair Market Value.

                  (2) Except, in the case of the Asset Sale of one or more Mortgaged Vessels, to the extent that the Company or a Guarantor receives one or more marine vessels from another Person in trade or exchange for such Mortgaged Vessel or Mortgaged Vessels so disposed of, at least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause
         (2), instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, shall be considered cash received at closing.)

                  (3) in the case of the Asset Sale of one or more Mortgaged Vessels, any marine vessel received from another Person in trade or exchange for such Mortgaged Vessel or Mortgaged Vessels so disposed of shall concurrently with its acquisition be added to the Collateral pursuant to arrangements substantially similar to those made with respect to the Mortgaged Vessels on the Issue Date;

                  (4) An amount equal to 100% of the Net Cash Proceeds from such Asset Sale is paid directly to the Trustee to be held in trust pursuant to Article 11 hereof and applied by the Company or a Guarantor (including any Restricted Subsidiary that elects to become a Guarantor in accordance with the provisions of this Indenture), at the Company's election, either:

                           (A) to acquire one or more additional marine vessels or Capital Stock, which such vessel or vessels or Capital Stock shall concurrently with their acquisition become Collateral pursuant to arrangements substantially similar to those made with respect to the Collateral of the relevant type on the Issue Date, or to make capital expenditures to improve or repair existing Mortgaged Vessels; provided that to the extent that the Collateral disposed of in such Asset Sale was one or more Mortgaged Vessels or the Capital Stock of a Subsidiary which directly or indirectly owned one or more Mortgaged Vessels, any additional Collateral acquired pursuant to this clause (A) with such Net Cash Proceeds shall be one or more marine vessels;

                           (B) to make an Offer to Purchase Notes, pro rata, rounded down to the nearest $1,000, pursuant to and subject to the conditions contained in this Indenture,

         in each case within 12 months from the later of the date of such Asset Sale of Collateral or the receipt of such Net Cash Proceeds.

Notwithstanding the foregoing provisions of this paragraph (a), the Company and its Restricted Subsidiaries shall not be required to apply any Net Cash Proceeds in accordance with clauses (4)(A) or (4)(B) of this paragraph (a) except to the extent that the aggregate Net Cash Proceeds from all Asset Sales of Collateral which is not applied in accordance with this covenant exceeds $10,000,000. Upon completion of any Offer to Purchase under this paragraph (a), the Trustee shall release to the Company or the relevant Guarantor any amounts by which the aggregate amount of such Offer to Purchase exceeds the aggregate principal amount of Notes tendered and purchased pursuant thereto.

         (b) Asset Sales not Involving Collateral. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (excluding any Asset Sale of Collateral, which shall be governed by paragraph (a) above) unless the following conditions are met:

                  (1)      The Asset Sale is for Fair Market Value.

                  (2) Except, in the case of the Asset Sale of one or more Vessels (other than Mortgaged Vessels), to the extent that the Company or a Guarantor receives one or more Vessels from another Person in trade or exchange for the Vessel or Vessels disposed of, at least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, shall be considered cash received at closing.)

                  (3) Within 12 months after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

                           (A) to permanently repay Debt other than Subordinated Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary, or

                           (B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

                  (4) The Net Cash Proceeds of an Asset Sale under this paragraph (b) not applied pursuant to clause (3) within 12 months of the Asset Sale constitute "EXCESS PROCEEDS". Excess Proceeds of less than $10,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $10,000,000, the Company must, within 30 days thereafter, make an Offer to Purchase Notes having a principal amount equal to

                           (A) accumulated Excess Proceeds, multiplied by

                           (B) a fraction (x) the numerator of which is equal to
                  the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. Upon completion of the Offer to Purchase under this paragraph (b), Excess Proceeds will be reset at zero.

         (c) Offer to Purchase Notes. The purchase price for the Notes for any offer under paragraph (a) or (b) above will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are duly tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased.

         Section 4.15. Limitation on Transactions with Shareholders and Affiliates. (a) the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 10% or more of any class of Capital Stock of the Company or (y) any Affiliate of either the Company or any Restricted Subsidiary (a "RELATED PARTY TRANSACTION"), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company.

         (b) Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $25,000,000, the Company must obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

         (c)      The foregoing paragraphs do not apply to

                  (1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

                  (2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

                  (3) any Restricted Payments of a type described in either clause (i), (ii) or (iii) of paragraph (a) of Section 4.07 if permitted by that section;

                  (4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, and loans, advances and Guarantees that constitute Permitted Investments pursuant to clause
         (12) of the definition of that term;

                  (5) transactions pursuant to any contract or agreement in effect on the date of this Indenture, as any such contract or agreement may be amended, modified or replaced (including successive replacements) from time to time, so long as the amended, modified or new contract or agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement being amended, modified or replaced, as in effect on the date of this Indenture;

                  (6) the purchase, redemption, acquisition or other retirement for value of Equity Interests of MII held by officers, directors or employees or former directors, officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which the Equity Interests were issued, provided that the aggregate amount of all such payments does not exceed $2,000,000; or

                  (7) the assignment of insurance rights contemplated by clause (10) of the definition of "Asset Sale."

         Section 4.16. Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

         Section 4.17. Designation of Restricted and Unrestricted Subsidiaries.
(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

                  (1) (A) The Subsidiary does not own any Disqualified Stock of the Company or Disqualified or Preferred Stock of a Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary, if such Disqualified or Preferred Stock or Debt could not be Incurred under the provisions of Section
         4.06 or such Lien would violate the provisions of Section 4.08; and

                  (B) the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

         (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails at any time to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

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

                  (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

         (c)      Upon a Restricted Subsidiary becoming an Unrestricted
Subsidiary,

                  (1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company's proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

                  (2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed incurred at that time;

                  (3) all existing transactions between such Unrestricted Subsidiary and the Company or any Restricted Subsidiary will be deemed entered into at that time;

                  (4) such Unrestricted Subsidiary will be released at that time from its Note Guaranty, if any; and

                  (5) such Unrestricted Subsidiary will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

         (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

                  (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of the covenant set forth in Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of the covenants set forth in Section
         4.11 or Section 4.14;

                  (2) Investments therein previously charged under the covenant set forth in Section 4.07 will be credited thereunder;

                  (3) it may be required to issue a Note Guaranty pursuant to Section 4.12; and

                  (4) it will become subject to the provisions of this Indenture as a Restricted Subsidiary.

         (e) Any designation by the Board of Directors of the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced

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to the Trustee by promptly filing with the Trustee a copy of the Board
Resolution giving effect to the designation and an Officer's Certificate certifying that the designation complied with the foregoing provisions.

         Section 4.18. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Noteholders within the time periods specified in those sections with

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report on the Company's consolidated financial statements by the Company's certified independent accountants; provided that the Company shall not be required to provide separate financial statements of the Guarantors under this or any other provision of this Indenture; provided, further, that, at any time during which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will not be required to provide separate financial statements or condensed consolidating financial information with respect to the Guarantors when providing other financial reports for any date or period if the Company provides an Officers' Certificate to the Trustee which states that (i) the combined consolidating total assets of the Company and all Guarantors is 75% or more of the consolidated total assets of the Company and its consolidated Subsidiaries and (ii) the combined consolidating revenues less cost of operations of the Company and all Guarantors is 75% or more of the consolidated revenues less cost of operations of the Company and its consolidated Subsidiaries, considered for such date or period as applicable; and

                  (2) all current reports on Form 8-K that would be required to be filed with the SEC if the Company were required to file such reports, provided that, for so long as the Company is a consolidated subsidiary of MII, the Company may satisfy this obligation by delivering all such current reports of MII.

         In addition, the Company will make such information and reports available to securities analysts and prospective investors upon request.

         (b) For so long as any of the Initial Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the holders of such Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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

         (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

         (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.19. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive or financial officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default during such fiscal year, specifying the Default and its nature and status.

         (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the president or chief executive officer or the chief financial officer of the Company becomes aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

         (c) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

         Section 4.20. Impairment of Security Interest; Security Document Covenants. The Company will not, and will not permit any of its Restricted Subsidiaries, to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Noteholders; provided that any release of Collateral in accordance with the provisions of this Indenture and the Collateral Documents (or any other action taken by the Company or any of its Restricted Subsidiaries which is expressly permitted by the provisions of this Indenture or any of the Collateral Documents) will not be deemed to impair the security under this Indenture. Without limiting the foregoing, the Company will and will cause each Guarantor party to any of the Collateral Documents (for so long as it is a Guarantor) to perform its obligations and covenants under the Collateral Documents.

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                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         Section 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company will not

                  (i)      consolidate with or merge with or into any Person, or

                  (ii) sell, convey, transfer, or otherwise dispose of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or

                  (iii) permit any Person to merge with or into the Company unless

                           (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of Panama or the United States of America or any jurisdiction thereof and expressly assumes all of the obligations of the Company under this Indenture, the Collateral Documents, the Notes and, if the Exchange Offer with respect to the Initial Notes has not been completed, the Registration Rights Agreement, pursuant to a supplemental indenture and other appropriate documents;

                           (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

                           (3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting, surviving or transferee Person has a Consolidated Net Worth without taking into account any purchase accounting adjustments equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                           (4) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the covenant set forth in the first paragraph of
                  Section 4.06; and

                           (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture; provided that, such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact;

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

provided, that clauses (2) through (4) do not apply (i) to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a Board Resolution, the purpose of the transaction is to change the jurisdiction of incorporation of the Company.

         (b) the Company shall not lease its assets as an entirety or substantially as an entirety, whether in one transaction or a series of related transactions, to one or more other Persons.

         (c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, and except in the case of a sale, conveyance, transfer or disposition of less than all its assets to one Person, the Company will be released from its obligations under this Indenture, the Collateral Documents, the Registration Rights Agreement, and the Notes.

         Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor.
(a) No Guarantor may

                  (i)      consolidate with or merge with or into any Person, or

                  (ii) sell, convey, transfer or dispose of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

                  (iii) permit any Person to merge with or into the Guarantor unless

                           (A) the other Person is the Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction); or

                           (B)      (1) either (x) the Guarantor is the
                  continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Note Guaranty and under any applicable Collateral Documents, pursuant to a Supplemental Indenture and other appropriate documents; and

                                    (2)      immediately after giving effect to
                           the transaction, no Default has occurred and is continuing; or

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

                           (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of the assets of the Guarantor as an entirety or substantially as an entirety (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

         Section 6.01. Events of Default. An "EVENT OF DEFAULT" occurs if

         (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

         (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

         (3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.13 or Section 4.14 or the Company fails to comply with the provisions of Section 5.01;

         (4) the Company or any Material Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in this Indenture or under the Notes or the Collateral Documents and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the Notes;

         (5) there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $10,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

         (6) one or more final judgments or orders of any court or courts for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, settled or fully bonded and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10,000,000 (in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

         (7) an involuntary case or other proceeding is commenced against the Company or any Material Guarantor (or any group of Guarantors that would, taken together, be a "Material Guarantor" as defined in clause (iii) of the definition of "Material Guarantor" (for purposes of this Section 6.01, a "GUARANTOR GROUP")) with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Material Guarantor (or Guarantor Group) under the U.S. federal bankruptcy laws as now or hereafter in effect;

         (8) the Company or any Material Guarantor (or Guarantor Group) (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Material Guarantor (or Guarantor Group) or for all or substantially all of the property and assets of the Company or any Material Guarantor (or Guarantor Group) or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a "BANKRUPTCY DEFAULT");

         (9) any Note Guaranty of a Material Guarantor ceases to be in full force and effect, other than in accordance the terms of this Indenture, and such ineffectiveness continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the Notes; or a Material Guarantor denies or disaffirms its obligations under its Note Guaranty, or

         (10) with respect to any Collateral with an aggregate fair market value of $10,000,000 or more, (A) the security interest under the Security Documents, at any time, ceases to be in full force and effect or is unenforceable for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, and such ineffectiveness continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the Notes, or (B) the Company or any Material Guarantor asserts in writing that any such security interest is invalid or unenforceable.

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

         Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

                  (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

                  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as Trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee

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

may refuse to follow any direction that conflicts with law or this Indenture or any Collateral Document, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the Collateral Documents, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

                  (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

                  (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

         Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of

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

the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

         Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article or the Collateral Agent collects any amounts pursuant to any Collateral Document, such amounts shall be paid in the following order:

                  First: to the Trustee and the Collateral Agent, for all amounts due hereunder or under the Collateral Documents;

                  Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest;

                  Third: to the ratable payment of all other Obligations under this Indenture until all obligations shall have been paid in full; and

                  Fourth: to the Company or as a court of competent jurisdiction may direct.

         provided that the Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second and third only to the extent permitted by the limitation in Section 12.07. The Trustee, upon

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

written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

         Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

         Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

         Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other appropriate right or remedy.

         Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of,

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

or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                   THE TRUSTEE

         Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

         (b) Except during the continuance of an Event of Default, the Trustee and Collateral Agent need perform only those duties that are specifically set forth in this Indenture or the Collateral Documents and no others, and no implied covenants or obligations will be read into this Indenture or the Collateral Documents against the Trustee and Collateral Agent. In case an Event of Default has occurred and is continuing, the Trustee or Collateral Agent shall exercise those rights and powers vested in it by this Indenture or the Collateral Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

                  (1) The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other

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         facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

                  (2) Before the Trustee acts or refrains from acting on a request or direction from the Company, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section 13.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with
         Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (6) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (8) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (9) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever

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         (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (10) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

                  (11) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, for the avoidance of doubt, its capacity as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

                  (12) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 7.03. Trustee May Hold Notes. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

                  (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                  (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making,

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         drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         Section 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

         Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured or waived; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

         Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2005, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d). The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

         Section 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, whether hereunder, under the Notes or under the Collateral Documents, including

                  (i) the reasonable compensation and expenses of the Trustee's agents and counsel, except for any such expense, disbursement or advances as may be attributable to its negligence or bad faith;

                  (ii) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Liens granted pursuant to the Collateral Documents or to free any Collateral from any Lien thereon other than Permitted Encumbrances; and

                  (iii) transfer taxes and fees and expenses of counsel and other experts that the Collateral Agent may reasonably incur in connection with

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         (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or any validity, perfection, rank or value of any Lien granted pursuant to the Collateral Documents, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Collateral Documents.

         (b) The Company and the Guarantors, jointly and severally, will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Collateral Documents and its duties under this Indenture, the Notes and the Collateral Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Notes and the Collateral Documents.

         (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

         Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

                  (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee and the Company.

                  (3)      If the Trustee is no longer eligible under Section
         7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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

         (b) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

         (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

         (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture, provided, however, that in the case of a corporation succeeding to all or substantially all the corporate trust business of the Trustee, such successor corporation shall expressly assume all of the Trustee's liabilities hereunder. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

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

         Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

         Section 7.12. Appointment of Co-Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.08 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under that section.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (1) all rights, powers, duties and obligations conferred or imposed upon the trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (3) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section

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7.12. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

         Section 8.01. Discharge of Company's Obligations. (a) Subject to paragraph (b), the Company's obligations under the Notes and this Indenture, and each Guarantor's obligations under its Note Guaranty, will terminate if:

                  (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (2)      (A)     the Notes mature within one year, or all
                  of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

                           (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking or appraisal firm, expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to

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

                  maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

                           (C) no Default has occurred and is continuing on the date of the deposit,

                           (D) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

                           (E) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided that, such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         (b) After satisfying the conditions in clause (1), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company's obligations in Sections 2.04, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture other than the surviving obligations.

         Section 8.02. Legal Defeasance. After the 91st day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Sections 2.02, 2.03, 2.04, 2.09, 2.10, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

                  (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking or appraisal firm, expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

                  (2) No Default has occurred and is continuing on (i) the date of the deposit or (ii) the last day of the 91-day period following the deposit.

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                  (3)      The deposit will not result in a breach or violation
         of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                  (4)      The Company has delivered to the Trustee

                           (A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x), and

                           (B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

                  (5) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with; provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         Prior to the end of the 91-day period, none of the Company's obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for the surviving obligations specified above.

         Section 8.03. Covenant Defeasance. After the 91st day following the deposit referred to in clause (1), the Company's obligations set forth in
Section 4.03 through 4.20, inclusive, and Article 5, and each Guarantor's obligations under its Note Guaranty, will terminate, and clauses (2), (3), (4),
(5), (6), (9) and (10) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

                  (1) The Company has complied with clauses (1), (2), (3), 4(B) and (5) of Section 8.02; and

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

                  (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

         Except as specifically stated above, none of the Company's obligations under this Indenture will be discharged.

         Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment (either directly or through any Paying Agent, other than the Company or any Affiliate of the Company) of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         Section  8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

         Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

                                   ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee (including in its capacity as Collateral Agent) may

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

amend or supplement this Indenture, the Notes and the Collateral Documents without notice to or the consent of any Noteholder

                  (1) to cure any ambiguity, defect or inconsistency in this Indenture, the Notes or the Collateral Documents;

                  (2)      to comply with Section 5.01 or 5.02;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

                  (4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

                  (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                  (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture; or

                  (7) to make any other change that does not materially and adversely affect the rights of any Holder.

         Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

         (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

                  (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

                  (2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,

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                  (3)      reduce the amount payable upon the redemption of any
         Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

                  (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

                  (5) make any Note payable in money other than that stated in the Note,

                  (6) impair the right of any Holder to receive any principal payment or interest payment on such Holder's Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

                  (7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

                  (8) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes,

                  (9) make any change to provisions of Article 10 or the Collateral Documents that would effect a release (other than releases effected in accordance with the terms in effect on the Issue Date of this Indenture and Collateral Documents) of all or any substantial part of the Collateral or

                  (10) make any change in any Note Guaranty that would adversely affect the Noteholders or effect a release of all or any substantial portion of the Note Guaranties (in either case, other than releases effected in accordance with the terms of this Indenture in effect on the Issue Date);

provided that the provisions of Section 4.13 and Section 4.14 may, except as provided above, be amended or waived with the consent of Holders holding not less than 66?% in aggregate principal amount of the Notes.

         (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

         (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the

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Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected pursuant to the provisions of this Indenture. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

         (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

         Section 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture.

         Section 9.05. Conformity With Trust Indenture Act. Every supplemental Indenture executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Act.

         Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

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                                   ARTICLE 10
                             COLLATERAL ARRANGEMENTS

         Section 10.01. Collateral Documents. (a) The due and punctual payment of the principal and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Secured Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Collateral Documents, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Secured Obligations. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain (to the extent contemplated hereunder or thereunder), as security for the Secured Obligations of the Company and the Guarantors, a valid and enforceable perfected first-priority Lien and security interest (subject to Permitted Encumbrances) in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders; it being understood that the Trustee and Collateral Agent shall have no duty with respect to such actions.

         (b) The Trustee hereby appoints the Collateral Agent as its agent under the Collateral Documents, and the Collateral Agent is hereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee hereunder.

         Section 10.02. Recordings and Opinions. (a) Promptly following the Issue Date, the Company shall furnish to the Trustee an Opinion of Counsel to the effect that (i) in the opinion of such counsel, such action has been taken with respect to the recording, registering and filing of or with respect to this Indenture and the Collateral Documents and all other instruments of further assurance as is necessary to make effective the Lien of the Collateral Documents in the Collateral

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and referencing the details of such action; or (ii) in the opinion of such counsel, no such action is necessary to make such Lien effective; provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         (b) The Company shall furnish to the Trustee on or before December 15 in each year beginning with December 15, 2004, an Opinion of Counsel dated as of such date, either: (i) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of or with respect to this Indenture and the Collateral Documents as is necessary to maintain the Lien of the Collateral Documents in the Collateral and reciting the details of such action or referencing to prior Opinions of Counsel in which such details are given; or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         (c)      All Opinions of Counsel delivered pursuant to this Section
10.02 may contain assumptions, qualifications, exceptions and limitations as are appropriate and customary for similar opinions relating to the nature of the Collateral.

         (d)      The Company shall otherwise comply with the provisions of TIA
314(b).

         Section 10.03. Release of Collateral. (a) Upon the request of the Company to the Trustee pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and that no Event of Default has occurred and is continuing, the Company and the Guarantors will be entitled, without the consent of the Holders, to the release of any Collateral from the Liens securing the Notes and the Subsidiary Guarantees

                  (1) to enable the Company or any Restricted Subsidiary to consummate any sale, conveyance or other disposition of any assets (other than Trust Moneys, which are subject to release from the Lien of this Indenture and the Collateral Documents as provided under Article
         11) in compliance with Section 4.14 (or in a transaction not subject to
         Section 4.14) to any Person other than the Company or a Restricted Subsidiary; provided, however, that the Lien of this Indenture and the Collateral Documents will not be released pursuant to this Section 10.03(a) if such sale, conveyance or disposition is made as part of a transaction governed by Section 5.01;

                  (2) pursuant to an amendment, waiver or supplement effected in accordance with Article 9.

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         (b)      Any Officers' Certificate requesting a release of Collateral under Section 10.03(a) shall (i) describe with particularity the items of property proposed to be covered by the release, (ii) state that such release is in compliance with the terms of this Indenture and (iii) be accompanied by an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that, in the opinion of such counsel, the Company has complied with the requirements of TIA Section 314(d); provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact. In the event of any release of any Collateral from Liens securing the Notes pursuant to Section 10.03(a), promptly after the receipt of such Officers' Certificate and accompanying Opinion of Counsel, the Trustee and the Collateral Agent shall execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens and to evidence such release.

         (c) Subject to Section 10.03(d), in the event of any release of Collateral in connection with the sale, conveyance or disposition of Collateral, the Company or a Restricted Subsidiary of the Company shall deposit with the Trustee the Net Cash Proceeds from such sale, conveyance or disposition (except Net Cash Proceeds from any sale, conveyance or disposition which is not required, or cannot be required through the passage of time or otherwise, to be used to repurchase or redeem or make an Offer to Purchase Notes hereunder). All cash or Cash Equivalents received by the Trustee pursuant to this Section 10.03 shall be held by the Trustee as Trust Moneys under Article 11 subject to application as therein provided.

         (d) (i) In the event of any sale, exchange or disposition of Collateral that results in the release of such Collateral pursuant to clause (a) of this Section 10.03:

                  (A) to the extent that the amount of Net Cash Proceeds resulting from such sale, exchange or disposition is less than $10,000,000, so long as no Event of Default shall have occurred and be continuing and subject to the limitations set forth in clause (iii) below, the Company is not required to deposit such Net Cash Proceeds with the Trustee as Trust Moneys as contemplated by this Section 10.03; and

                  (B) to the extent that the amount of Net Cash Proceeds resulting from such sale, exchange or disposition is greater than or equal to $10,000,000, the Company and its Restricted Subsidiaries will be required to deposit the full amount of such Net Cash Proceeds with the Trustee as Trust Moneys as contemplated by this Section 10.03; provided, however, that so long as no Event of Default shall have occurred and be continuing and subject to the limitations set forth in clause (iii) below, the Company may withdraw Net Cash Proceeds (either in one withdrawal or a series of withdrawals) from the amounts held by the Trustee or Collateral Agent

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         pursuant to Article 11 and apply such Net Cash Proceeds in any manner not prohibited by the terms of this Indenture.

         (ii) Net Cash Proceeds arising from the sale, exchange or disposition of Collateral that is not deposited with the Trustee pursuant to clause (A) above or is withdrawn pursuant to clause (B) above are referred to collectively as "RELEASED PROCEEDS". Released Proceeds shall not be subject to the Lien and security interest created hereunder or by the Collateral Documents.

         (iii) Notwithstanding anything to the contrary set forth in this
Section 10.03(d), at no time may the aggregate amount of Released Proceeds which have not yet been applied in accordance with the terms of this Indenture exceed $10,000,000.

         (iv) The Company shall be permitted to retain Net Cash Proceeds from the sale, exchange or other disposition of Collateral pursuant to clause
(d)(i)(A), and such Net Cash Proceeds shall be released from the Lien and security interest created hereunder or by the Collateral Documents, only to the extent that, simultaneously with the consummation of such sale, lease, conveyance or disposition, the Company has delivered to the Trustee and the Collateral Agent an Officers' Certificate that contains:

                  (1) a statement that a sale, lease, conveyance or other disposition of Collateral has occurred;

                  (2) a description of the Collateral that was the subject of the transaction and the consideration received in respect of such Collateral in the transaction;

                  (3) a statement that no Event of Default has occurred and is continuing;

                  (4) a statement that the aggregate amount of Released Proceeds outstanding immediately following the consummation of such transaction will not exceed $10,000,000; and

                  (5) a covenant on behalf of the Company that the Released Proceeds that are the subject of the transaction will be applied by the Company in the manner contemplated by Section 4.14 within the time periods specified in such section.

         (v) The Company shall be permitted to withdraw Net Cash Proceeds from the sale, exchange or other disposition of, or other proceeds from, Collateral pursuant to clause (d)(i)(B), and the Trustee and Collateral Agent shall release such Net Cash Proceeds from the Lien and security interest created hereunder or by the Collateral Documents, only to the extent that, at least three Business Days

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prior to the date of such withdrawal and release, the Company has delivered to the Trustee and Collateral Agent an Officers' Certificate that contains:

                  (1) a statement as to the aggregate amount of Net Cash Proceeds to be withdrawn and released pursuant to clause (d)(i)(B);

                  (2) a statement that no Event of Default has occurred and is continuing;

                  (3) a statement that the aggregate amount of Released Proceeds outstanding immediately following such withdrawal and release will not exceed $10,000,000; and

                  (4) a covenant on behalf of the Company that the Released Proceeds that are the subject of such withdrawal and release will be applied by the Company in the manner contemplated by Section 4.14 within the time periods specified in such section.

         (vi) Upon the occurrence of any Event of Default, the Company shall immediately deposit all Released Proceeds that have not yet been applied in the manner contemplated by Section 4.14 with the Trustee and the Collateral Agent as Trust Moneys pursuant to Article 11, and such Released Proceeds shall immediately become part of the Collateral and become subject to the Lien and security interest created hereunder or by the Collateral Documents.

         Section 10.04. Eminent Domain, Expropriation and Other Governmental Takings. If any of the Collateral is taken by eminent domain, expropriation or other similar governmental taking or is sold pursuant to the exercise by any governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee and the Collateral Agent shall release the property so taken or purchased from the Liens of this Indenture and the Collateral Documents (and to execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens) at the Company's sole cost and expense, but only upon receipt by the Trustee and the Collateral Agent of the following:

                  (1) an Officers' Certificate stating that such property has been taken by eminent domain, expropriation or other similar governmental taking and the amount of the award therefor, or that such property has been sold pursuant to a right vested in a governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company or the applicable Guarantor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing

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         such sale, as the case may be, and that all conditions precedent herein provided for relating to such release have been complied with;

                  (2) an undertaking by the Company to hold as Trust Moneys, subject to the disposition thereof pursuant to Article 11 hereof (and, at the election of the Company, subject to Section 10.03(d)), the award for such property or the proceeds of such sale to the extent provided under the Collateral Documents; and

                  (3) an Opinion of Counsel substantially to the effect that all conditions precedent herein provided for relating to such release have been complied with.

In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain, expropriation or other similar governmental taking or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee or the Collateral Agent, as the case may be, may be represented by counsel who may be counsel, at the Company's expense, for the Company.

All cash or Cash Equivalents received by the Trustee or the Collateral Agent, as the case may be, pursuant to this Section 10.04 shall be held by the Trustee or the Collateral Agent, as the case may be, as Trust Moneys under Article 11 subject to application as therein provided and, at the election of the Company, subject to Section 10.03(d). All purchase money and other obligations received by the Trustee pursuant to this Section 10.04 shall be held by the Trustee or the Collateral Agent, as the case may be, as Collateral subject to application as provided in Section 10.09.

         Section 10.05. Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Collateral Documents or the release of, in whole or in part, the Liens created by the Collateral Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms of this Article 10. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Collateral Documents and of this Article 10 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company shall cause Section 314(d) of the TIA (as modified by exemptive relief and no-action positions issued by the Staff of the SEC from time to time, including, without limitation, the positions set forth in Arch Wireless Holdings, Inc. dated May 24, 2002 and Algoma Steel Inc. dated December 23, 2002) relating to the release of property or securities from the Lien hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of

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the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

         Section 10.06. Suits To Protect the Collateral. Subject to the provisions of the Collateral Documents, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

         Section 10.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

         Section 10.08. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10, and any such instrument need not state that no Event of Default has occurred and is continuing; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

         Section 10.09. Disposition of Obligations Received. All purchase money and other obligations received by the Trustee or the Collateral Agent under this Article shall be held by the Trustee or the Collateral Agent, as the case may be and shall be added to the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company to the Trustee or the Collateral Agent of an amount equal to the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds which may be required, through the

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passage of time or otherwise, to be used to redeem or repurchase or to make an
Offer to Purchase Notes, the Trustee or the Collateral Agent, as appropriate, shall release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee or the Collateral Agent may reasonably require. Any cash or Cash Equivalents received by the Trustee or the Collateral Agent in respect of the principal of any such obligations shall be held by the Trustee or the Collateral Agent, as the case may be, as Trust Moneys under Article 11 subject to application as therein provided and as provided in the Collateral Documents. Until the Notes are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee shall be paid to the Company from time to time in accordance with
Section 11.07. If the Notes have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10.

         Section  10.10. Determinations Relating to Collateral. In the event
(a) the Trustee shall receive any written request from the Company, a Guarantor or the Collateral Agent under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or a Guarantor's obligations with respect thereto or (b) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (c) the Trustee shall become aware of any material nonperformance by the Company or a Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Guarantor set forth in any Collateral Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with
Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Notes pursuant to Section 6.05 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require
(1) direction from the Holders of a majority in principal amount of the Notes in accordance with Section 6.05 hereof and (2) indemnification in accordance with
Section 6.05.

         Section 10.11. Release upon Termination of the Company's Obligations. In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers' Certificate certifying that either (1) all the obligations under this Indenture, the Notes and the Collateral Documents have been satisfied and discharged by complying with the provisions of Article 8 and Section 7.07 (except for unmatured or unasserted indemnity claims pursuant to

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Section  7.07) or by the payment in full of the Company's obligations under the
Notes, this Indenture and the Collateral Documents, and all such obligations have been so satisfied, or (2) the Notes have been defeased pursuant to Article 8, in either case the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and the Trustee and Collateral Agent shall release the Collateral (other than funds held by the Trustee pursuant to Article
8) from such Liens at the Company's sole cost and expense and, upon written request by the Company, shall promptly execute and deliver such documents as the Company shall reasonably request to effectuate the release of such Liens.

         Section 10.12. Collateral Agent's Duties. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth herein and in the Collateral Documents.

         Section 10.13. Additional Secured Obligations. If the Company at any time Incurs any Indebtedness secured by a Lien on the Collateral, the Trustee and the Collateral Agent are empowered to enter into such security, collateral, intercreditor and other similar agreements as are necessary to set forth the relative rights and obligations of the Trustee and the Collateral Agent, on the one hand, and the agent or representative for the lenders of such Indebtedness, on the other hand, in the Collateral.

         Section 10.14. Pledge of Trust Moneys. Upon the deposit with the Trustee or the Collateral Agent, as applicable, of any amount as Trust Moneys as required hereunder or any purchase money and other obligations received by the Trustee under this Article, the Company and the Guarantors shall execute such documents and take all such other actions as shall be necessary to grant to the Collateral Agent for and on behalf of the Trustee and the Noteholders a perfected first-priority Lien and security interest (subject only to Permitted Encumbrances) in and on such Trust Moneys or purchase money or other obligations, securing the payment in full of the Secured Obligations hereunder and, in the case of Trust Moneys, subject to application only as set forth in
Article 11.

                                   ARTICLE 11
                           APPLICATION OF TRUST MONEYS

         Section 11.01. "Trust Moneys" Defined. All cash or Cash Equivalents received by the Trustee or the Collateral Agent on behalf of the Trustee:

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                  (1) upon the release of Collateral from the Lien of this
         Indenture and the Collateral Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations that constitute Collateral;

                  (2) as compensation for, or proceeds of sale of, any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of;

                  (3) as proceeds of insurance upon any part of the Collateral (other than any liability insurance proceeds payable to the Trustee or the Collateral Agent for any loss, liability or expense incurred by
         it); or

                  (4) for application under this Article as elsewhere provided in this Indenture or any Collateral Document;

(all such moneys being herein sometimes called "TRUST MONEYS"), shall be held by the Trustee (or the Collateral Agent as the agent of the Trustee) for the benefit of the Holders as a part of the Collateral, shall be held in United States dollars or U.S. dollar denominated obligations, and, upon any entry upon or sale of the Collateral or any part thereof pursuant to Article 6, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry or sale, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee or the Collateral Agent, as appropriate, from time to time as provided in Sections 11.02 to 11.05, inclusive, and may be applied by the Trustee as provided in Section 11.07(b).

         Section 11.02. Retirement of Notes. The Trustee or the Collateral Agent, as appropriate, shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Notes, at final maturity or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including pursuant to a redemption under Article 3 or a required Offer to Purchase pursuant to Section 4.13 or Section 4.14, as the Company shall request, upon receipt by the Trustee of the following:

                  (1) a resolution of the Board of Directors directing the application pursuant to this Section of a specified amount of Trust Moneys (denominated in U.S. dollars) and in case any such moneys are to be applied to payment, designating any Notes so to be paid and, in case any such moneys are to be applied to the purchase of any Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount at maturity of any Notes, to be purchased and any other provisions of this Indenture governing such purchase;

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                  (2) additional cash (denominated in U.S. dollars) to the
         extent necessary to fund the entire payment amount or purchase price, which cash shall be held by the Trustee in trust for such purpose;

                  (3) an Officers' Certificate, dated not more than five days prior to the date of the relevant application, stating that:

                  (A) no Event of Default has occurred and is continuing; and

                  (B) all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

                  (4) an Opinion of Counsel stating that, in the opinion of such counsel, all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with; provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys available therefor as directed and specified by such resolution, up to, but not exceeding, the principal amount at maturity of the Notes to be so paid, redeemed or purchased.

A resolution of the Board of Directors expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of particular Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash held by the Trustee pursuant to clause (b) of this Section shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

         Section 11.03. Withdrawals of Trust Moneys. (a) Trust Moneys may be withdrawn by the Company or any Guarantor and shall be paid by the Trustee upon a request by the Company to the Trustee by the proper officer or officers of the Company or the applicable Guarantor to either (x) reimburse the Company or the applicable Guarantor for expenditures made, or to pay costs incurred or to be incurred, by the Company or the applicable Guarantor to repair, rebuild or replace Collateral that was destroyed, damaged or taken by eminent domain, expropriation or other similar government action or (y) be used in accordance with the provisions of Section 4.14(a)(4)(A) hereof, in each case upon receipt by the Trustee of the following:

                  (1) an Officers' Certificate dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, setting forth:

                  (A) that expenditures have been made, or costs incurred, or will be made or incurred concurrently with such withdrawal of Trust Moneys, by the Company or the applicable Guarantor in a specified amount for the purpose of making repairs, rebuildings, improvements or replacements of the Collateral, which shall be briefly described, or in accordance with
                  Section 4.14 (a)(4)(A) hereof (or reimbursing the Company for out-of-pocket costs incurred by the Company and directly related to such acquisition) that will be added to the Collateral immediately upon their acquisition;

                  (B) that no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 11.03;

                  (C) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee or the Collateral Agent, as appropriate, under the Collateral Documents or any award for or the proceeds from any of the Collateral being taken as described in Section 10.04 hereof, as the case may be;

                  (D) that there is no outstanding indebtedness or other obligation, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, improvements or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborer's, materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings, improvements or replacement, which Lien would, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, improvements or replacement; and

                  (E) that no Event of Default has occurred and is continuing.

         (b) To the extent applicable, in connection with any withdrawal of Trust Moneys pursuant to Section 11.03(a), the Company and each obligor shall cause Section 314(d) of the TIA (as modified by exemptive relief and no-action positions issued by the Staff of the SEC from time to time, including, without limitation, the positions set forth in Arch Wireless Holdings, Inc. dated May 24, 2002 and Algoma Steel Inc. dated December 23, 2002) relating to the release of property or securities from the Lien hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases in which Section

314(d) of the TIA requires that such certificate or opinion be made by an independent person.

         (c) Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by paragraph (A) of subsection (1) of this
Section 11.03. Unless the Collateral Agent and Trustee shall otherwise agree, all insurance covering the Collateral must name the Collateral Agent and Trustee as an insured, but without liability for premiums, calls or assessments, and all amounts of whatsoever nature payable under any insurance (to the extent covering the Collateral) must be payable to the Collateral Agent and Trustee for distribution, first to itself and thereafter to the relevant Guarantor, as owner of such Collateral or others as their interests may appear. All amounts payable under any insurance with respect to a Mortgaged Vessel involving any damage to a Mortgaged Vessel not constituting an actual or constructive or an agreed or compromised total loss, the insurers may pay directly for the repair, salvage or other charges involved or, if the relevant Guarantor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the relevant Guarantor as reimbursement therefore; provided, however, that if such amounts (including any franchise or deductible) are in excess of one million United States dollars ($1,000,000), the insurers shall make such payment to the Collateral Agent and Trustee. All payments of insurance in respect of Collateral shall be made to the Collateral Agent and the Trustee if an Event of Default shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         Section  11.04. Powers Exercisable Notwithstanding Event of Default.
IN case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents), may do any of the things enumerated in Section 11.02 and Section
11.03 if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section
11.04 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or Section 6.01 (2).

         Section 11.05. Powers Exercisable by Trustee or Receiver. In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 11 conferred upon the Company and the Guarantors with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 11. Such certificate need not state that no Event of Default has occurred and is continuing. If the Trustee shall be in possession of any of the Collateral hereunder or under the Collateral Documents, such powers may be exercised by the Trustee in its sole discretion.

         Section 11.06. Disposition of Notes Retired. All Notes received by the Trustee and for whose purchase Trust Moneys are applied under this Article 11, if not otherwise canceled, shall be promptly canceled and disposed of by the Trustee in its customary manner.

         Section 11.07. Investment and Use of Trust Moneys. (a) Except as may be otherwise required by the terms of the Collateral Documents or Collateral Agency Agreement, all or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Notes) or by the Collateral Agent on behalf of the Trustee, shall from time to time at the direction of the Company be invested or reinvested in Cash Equivalents. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee or the Collateral Agent, as appropriate, shall be paid periodically to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.07.

         (b) If the Company or any Guarantor shall fail to perform any of its covenants in this Indenture or under any Collateral Document, the Trustee may (but shall not be required to), direct the Collateral Agent to, at any time and from time to time, use, apply and advance any Trust Moneys held by it under this
Article 11 or make advances to effect performance of any such covenant on behalf of the Company or such Guarantor as contemplated by this Indenture or the Collateral Documents; provided, however, that the Trustee or the Collateral Agent, as appropriate, shall not be required under any circumstances to expend its own funds; provided further, however, that all moneys so used or advanced by the Trustee, together (in the case of funds advanced by the Trustee) with interest at the rate borne by the Notes shall be repaid by the Company or the applicable Guarantor upon demand and such advances shall be secured under the Collateral Documents prior to the Notes. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under Article 11 but no such use of Trust Moneys or advance shall relieve the Company or such Guarantor from any Default.

         (c) Notwithstanding any other provision of this Indenture or any of the Collateral Documents, the Trustee shall promptly notify the Company of any receipt by the Trustee or the Collateral Agent of any Trust Moneys from any source other than any direct payment by the Company or any of the Guarantors.

                                   ARTICLE 12
                                   GUARANTIES

         Section 12.01. The Guaranties. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

         Section  12.02. Guaranty Unconditional. Subject to the provisions of
Section 12.09, the obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

                  (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

                  (2) any modification or amendment of or supplement to this Indenture or any Note;

                  (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

                  (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

                  (5) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

                  (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

         Section  12.03. Discharge; Reinstatement. Subject to the provisions of
Section 12.09, (i) each Guarantor's obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full and (ii) if at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

         Section 12.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

         Section 12.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

         Section 12.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

         Section 12.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance or transfer under applicable fraudulent conveyance or transfer provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance or transfer provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law.

         Section 12.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

         Section 12.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon

                  (1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of the Guarantor's assets substantially as an entirety (other than to the Company or a Restricted Subsidiary) or the dissolution of the Guarantor, in each case as permitted by this Indenture,

                  (2) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary, or

                  (3)      defeasance or discharge of the Notes, as provided in
         Article 8.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

                                   ARTICLE 13
                                  MISCELLANEOUS

         Section 13.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         Section 13.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                  (b) (1)Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

                  (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

         (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

         (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective if such act is taken more than 90 days after the record date, if any, set for that act pursuant to this Section 13.02(d).

         Section 13.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

         if to the Company:

                  J. Ray McDermott, S.A.
                  757 North Eldridge Parkway
                  Houston, Texas 77079
                  Telecopier No.: (281) 870-5015
                  Attention: General Counsel

         if to the Trustee or the Collateral Agent:

                  The Bank of New York
                  101 Barclay Street, Floor 8W
                  New York, New York 10286
                  Telecopier No.: (212) 815-5707
                  Attention: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

         (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any applicable requirements set forth in this Indenture.

         Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance by the Company with a condition or covenant provided for in this Indenture must include:

                  (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

                  (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         Section 13.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         Section 13.07. Governing Law. This Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 13.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

         Section 13.09. Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

         Section 13.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 13.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 13.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

         Section 13.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

         Section 13.14. Submission to Jurisdiction. To the fullest extent permitted by applicable law, the Company hereby irrevocably and unconditionally submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Indenture or any Note. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations hereunder or under any Note. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment or in any manner provided by applicable law; provided that service of process is effected upon the Company in the manner specified in the following subsection or as otherwise permitted by applicable law.

         Section 13.15. Appointment of Agent. As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in the United States, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby irrevocably appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111

Eighth Avenue, 13th Floor, New York, New York 10011. Notwithstanding the foregoing, the Company may, with prior written notice to the Trustee, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in the United States.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                 J. RAY MCDERMOTT, S.A.
                                 as Issuer

                                      By:    /s/Francis S. Kalman
                                             -----------------------------------
                                             Name: Francis S. Kalman
                                             Title: Executive Vice President
                                                   and Chief Financial Officer

                                 THE BANK OF NEW YORK
                                 as Trustee

                                 By: /s/Remo Reale
                                     -----------------------------------
                                     Name:  Remo Reale
                                     Title: Vice President

                                     CHARTERING COMPANY (SINGAPORE) PTE.
                                       LTD.
                                     EASTERN MARINE SERVICES, INC.
                                     HYDRO MARINE SERVICES, INC.
                                     J. RAY MCDERMOTT, INC.
                                     J. RAY MCDERMOTT (AUST.) HOLDING PTY.
                                        LIMITED
                                     J. RAY MCDERMOTT ENGINEERING
                                        HOLDINGS, INC.
                                     J. RAY MCDERMOTT FAR EAST, INC.
                                     J. RAY MCDERMOTT HOLDINGS, INC.
                                     J. RAY MCDERMOTT INTERNATIONAL, INC.
                                     J. RAY MCDERMOTT INTERNATIONAL
                                        SERVICES LIMITED
                                     J. RAY MCDERMOTT INTERNATIONAL
                                        VESSELS, LTD.
                                     J. RAY MCDERMOTT INVESTMENTS B.V.
                                     J. RAY MCDERMOTT MIDDLE EAST, INC.
                                     MCDERMOTT CASPIAN CONTRACTORS,
                                         NC.
                                     MCDERMOTT FAR EAST, INC.
                                     MCDERMOTT GULF OPERATING
                                         COMPANY, INC.
                                     MCDERMOTT INDUSTRIES (AUST.) PTY
                                         LIMITED
                                     MCDERMOTT INTERNATIONAL MARINE
                                         INVESTMENTS N.V.
                                     MCDERMOTT OLD JV OFFICE, INC.
                                     MCDERMOTT SOUTH EAST ASIA PTE. LTD.
                                     MCDERMOTT WEST INDIES COMPANY
                                     MENTOR ENGINEERING CONSULTANTS
                                         LIMITED
                                     MENTOR SUBSEA TECHNOLOGY SERVICES,
                                         INC.
                                     NORTH ATLANTIC VESSEL, INC.
                                     OPI VESSELS, INC.
                                     SPARTEC, INC.
                                     VARSY INTERNATIONAL N.V.

                                     By:    /s/Francis S. Kalman
                                           ----------------------------------
                                            Name: Francis S. Kalman
                                            Title: Authorized Representative

                                 FIRST EMIRATES TRADING CORPORATION
                                 J. RAY MCDERMOTT DIVING
                                    INTERNATIONAL, INC.
                                 J. RAY MCDERMOTT EASTERN
                                    HEMISPHERE LIMITED
                                 J. RAY MCDERMOTT ENGINEERING, LLC
                                 J. RAY MCDERMOTT UNDERWATER
                                    SERVICES, INC.
                                 MCDERMOTT MARINE CONSTRUCTION
                                    LIMITED
                                 MCDERMOTT MARINE UK LIMITED
                                 MCDERMOTT OVERSEAS, INC.

                                 By:   /s/James R. Easter
                                       ---------------------------------
                                       Name: James R. Easter
                                       Title:Authorized Representative

                                      MCDERMOTT HOLDINGS (U.K.) LIMITED

                                      By:    /s/Rudolph D. Hargis Jr.
                                             -----------------------------------
                                             Name: Rudolph D. Hargis Jr.
                                             Title: Authorized Representative

                        J. RAY MCDERMOTT CONTRACTORS, INC.
                        MCDERMOTT OFFSHORE SERVICES
                         COMPANY, INC.
                        OCEANIC RED SEA COMPANY

                        By:    /s/Liane K. Hinrichs
                               ---------------------------------
                               Name: Liane K. Hinrichs
                               Title: Authorized Representative

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                             J. RAY MCDERMOTT, S.A.

11% Senior Secured Note Due 2013

                                                   [CUSIP]  [CINS] _____________

No.                                                                $____________

         J. Ray McDermott, S.A., a Panamanian corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on December 15, 2013.

         Interest Rate:....11% per annum.

         Interest Payment Dates: June 15 and December 15, commencing June 15, 2004.

         Regular Record Dates: June 1 and December 1.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                            J. RAY MCDERMOTT, S.A.

                                 By:  __________________________________________
                                      Name:
                                      Title:

                (Form of Trustee's Certificate of Authentication)

         This is one of the 11% Senior Secured Notes Due 2013 described in the Indenture referred to in this Note.

                                                THE BANK OF NEW YORK, as Trustee

                                                By: ____________________________
                                                     Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                             J. RAY MCDERMOTT, S.A.

11% Senior Secured Note Due 2013

1.       Principal and Interest.

         The Company promises to pay the principal of this Note on December 15, 2013.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 11% per annum (subject to adjustment as provided below).

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing June 15, 2004.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated December 9, 2003, between the Company and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to June 6, 2004 (the "EFFECTIVENESS DEADLINE"), the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the Commission. Unless the Shelf Registration Statement shall have become effective, in the event that the Exchange Offer is not consummated on or prior to July 6, 2004, or 30 days after the Effectiveness Deadline, the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer is consummated; provided, however, that on the effectiveness of the Shelf Registration Statement, any such increased interest will cease to accrue. The interest rate on this Note will not increase by more than 0.50% per annum notwithstanding the Company's failure to meet more than one of these requirements.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the date of issuance. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum that is 2% in excess of the rate of interest that is applicable to the Notes. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.       Indentures; Note Guaranty.

         This is one of the Notes issued under an Indenture dated as of December 9, 2003 (as amended from time to time, the "INDENTURE"), among the Company, the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $200,000,000. This Note is guaranteed, as set forth in the Indenture.

3.       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

         This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.       Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

         Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.       Authentication.

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.       Governing Law.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.       Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
            Please print or typewrite name and address including zip code of assignee
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

     the within Note and all rights thereunder, hereby irrevocably constituting and appointing

     __________________________________________________________________________
     __________________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

         In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

[ ]      (1) This Note is being transferred to a "qualified institutional buyer"
in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

[ ]      (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       or

[ ]      (3) This Note is being transferred other than in accordance with (1)
or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
        _________________________
                                     ___________________________________________
                                     Seller
                                     By ________________________________________

                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)

                          By _________________________________________
                          To be executed by an executive officer

_______________________

         (5)Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box:9

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

                  $___________________.


Date:_____________

Your Signature:______________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)______________________________

__________________

         (5)Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

                     AMOUNT OF DECREASE   AMOUNT OF INCREASE   PRINCIPAL AMOUNT OF
                        IN PRINCIPAL         IN PRINCIPAL       THIS GLOBAL NOTE
                           AMOUNT               AMOUNT          FOLLOWING SUCH           SIGNATURE OF
                       OF THIS GLOBAL      OF THIS GLOBAL        DECREASE (OR        AUTHORIZED  OFFICER OF
 DATE OF EXCHANGE           NOTE               NOTE                INCREASE)                TRUSTEE
-----------------    ------------------   ------------------   -----------------     ----------------------

                                                                       EXHIBIT B

                             SUPPLEMENTAL INDENTURE

                          dated as of __________, ____

                                      among

                             J. RAY MCDERMOTT, S.A.,

                          The Guarantor(s) Party Hereto

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                             ______________________

                                       11%
                            Senior Secured Notes due
                                      2013

         THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered into as of __________, ____, among J. Ray McDermott, S.A., a Panamanian corporation (the "COMPANY"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "Undersigned") and The Bank of New York, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 9, 2003 (the "INDENTURE"), relating to the Company's 11% Senior Secured Notes Due 2013 (the "NOTES");

         WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed, under certain circumstances described in the Indenture, to cause certain newly acquired or created Restricted Subsidiaries to provide Note Guaranties.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

         Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 12 thereof.

         Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

         Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          J. RAY MCDERMOTT, S.A., as Issuer

                                          By: __________________________________

                                              Name:
                                              Title:

                                          [GUARANTOR]

                                          By: __________________________________

                                              Name:
                                              Title:


                                          THE BANK OF NEW YORK, as Trustee

                                          By: __________________________________

                                              Name:
                                              Title:

                                                                       EXHIBIT C

                                RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF J. RAY MCDERMOTT, S.A. THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO J. RAY MCDERMOTT, S.A., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
(2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                                   DTC LEGEND

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         [TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

                                       D1

                                                                       EXHIBIT E

                            Regulation S Certificate

                                                               __________,______

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration

        Re:    J. Ray McDermott, S.A.
               11% Senior Secured
               Notes due 2013 (the "NOTES")
               Issued under the Indenture (the "INDENTURE") dated as as of December 9, 2003 relating to the Notes

Ladies and Gentlemen:

         Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

         [CHECK A OR B AS APPLICABLE.]

[ ] A. This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

                  1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

[ ]B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

                  1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or
                           (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

                  3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [NAME OF SELLER (FOR TRANSFERS)
                                             OR OWNER (FOR EXCHANGES)]
                                           By:__________________________________
                                              Name:
                                              Title:
                                              Address:

Date: _________________

                                                                       EXHIBIT F

                              Rule 144A Certificate

                                                               _________, ______

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration

        Re:   J. Ray McDermott, S.A.
              11% Senior Secured
              Notes due 2013 (the "NOTES")
              Issued under the Indenture (the "INDENTURE") dated as as of December 9, 2003 relating to the Notes

Ladies and Gentlemen:

         TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

[ ]      A.     Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

[ ]      B.     Our proposed exchange of $____ principal amount of Notes
                issued under the Indenture for an equal principal amount of Notes to be held by us.

         We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [NAME OF PURCHASER (FOR
                                             TRANSFERS) OR OWNER (FOR
                                             EXCHANGES)]
                                          By:___________________________________
                                             Name:
                                             Title:
                                             Address:

Date: _________________

                                                                       EXHIBIT G

                  Institutional Accredited Investor Certificate

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration

        Re:   J. Ray McDermott, S.A.
              11% Senior Secured
              Notes due 2013 (the "NOTES")
              Issued under the Indenture (the "INDENTURE") dated as as of December 9, 2003 relating to the Notes

Ladies and Gentlemen:

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

    [ ]  A.       Our proposed purchase of $____ principal amount of Notes
                  issued under the Indenture.

    [ ]  B.       Our proposed exchange of $____ principal amount of Notes
                  issued under the Indenture for an equal principal amount of Notes to be held by us.

         We hereby confirm that:

         1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

         2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

         3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

       4. We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

       5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

       6. The principal amount of Notes to which this Certificate relates is at least equal to $100,000.

       We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

       Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

       We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

       We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

       We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

       You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [NAME OF PURCHASER (FOR
                                             TRANSFERS) OR OWNER (FOR
                                             EXCHANGES)]

                                          By:___________________________________

                                             Name:
                                             Title:
                                             Address:

Date: _________________

       Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:  _________________________________

Date:  ________________________________

Taxpayer ID number:  __________________

                                                                       EXHIBIT H

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       Certificate of Beneficial Ownership

To:  The Bank of New York
     101 Barclay Street, Floor 8W
     New York, New York 10286
     Attention: Corporate Trust Administration OR

     [Name of DTC Participant]

    Re:    J. Ray McDermott, S.A.
           11% Senior Secured
           Notes due 2013 (the "NOTES")
           Issued under the Indenture (the "INDENTURE") dated as as of December 9, 2003 relating to the Notes

Ladies and Gentlemen:

     We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by an Offshore Global Note (as defined in the Indenture).

     We hereby certify as follows:

     [CHECK A OR B AS APPLICABLE.]

  [ ] A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

  [ ] B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [NAME OF BENEFICIAL OWNER]

                                          By:___________________________________

                                             Name:
                                             Title:
                                             Address:

Date: _________________

                                    [FORM II]

                       Certificate of Beneficial Ownership

To:  The Bank of New York
     101 Barclay Street, Floor 8W
     New York, New York 10286
     Attention: Corporate Trust Administration

Re:  J.Ray McDermott, S.A.
     11% Senior Secured
     Notes due 2013 (the "NOTES")
     Issued under the Indenture (the "INDENTURE") dated as as of December 9, 2003 relating to the Notes

Ladies and Gentlemen:

     This is to certify that based solely on certifications we have received in writing or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by an Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     We further certify that (i) we are not submitting herewith for exchange any portion of such Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Yours faithfully,

                                          [Name of DTC Participant]

                                          By: __________________________________

                                               Name:
                                               Title:
                                               Address:

Date: _________________